This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-244226
SUBJECT TO COMPLETION, DATED MARCH 21, 2022
PRELIMINARY PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 11, 2020)
$
Prudential plc
     % Notes due

We are offering $      aggregate principal amount of our    % notes due      (the “notes”).
Unless we redeem the notes earlier, the notes will mature on      ,         . There is no sinking fund for the notes.
The notes will bear interest at the fixed rate of     % per annum. Interest on the notes will be payable semi-annually in arrears on      and       of each year, commencing on            , 2022, to the holders of record on the immediately preceding           and           , respectively.
We may redeem some or all of the notes at any time before maturity at the applicable redemption prices discussed under the caption “Description of the Notes — Optional Redemption.” The notes may be redeemed at our option and sole discretion, in whole, but not in part, at any time at 100% of their principal amount plus accrued interest if certain tax events described in this prospectus supplement and the accompanying prospectus occur.
The notes will be issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Investing in the notes involves risks. See “Risk Factors” in our 2021 Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, and “Risk Factors” beginning on page S-11 of this prospectus supplement, for a discussion of the factors you should carefully consider before purchasing these securities.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds to us (before expenses)	%	$

(1)
The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from           , 2022 and must be paid by purchasers if the notes are delivered after      , 2022.

We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days of the original issue date.
Delivery of the notes in book-entry form only will be made on or about                 , 2022.

Joint Book-Running Managers
BofA Securities Credit Suisse Morgan Stanley
The date of this prospectus supplement is           , 2022.

Prospectus Supplement
Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this prospectus supplement and the accompanying prospectus and any document incorporated by reference herein speaks only as of the date of the document that contains it, unless another date is specifically indicated to apply.
It is important for you to read and consider all information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Documents by Reference” in this prospectus supplement.
In this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “Prudential”, “Group”, “we”, “us” and “our” each refer to Prudential plc; and the terms “notes” or “Notes” refer to our    % notes due      offered hereby.

FORWARD-LOOKING STATEMENTS
This document may contain “forward-looking statements” with respect to certain of our plans and goals and expectations relating to our future financial condition, performance, results, strategy and objectives. Statements that are not historical facts, including statements about our beliefs and expectations and including, without limitation, statements containing the words “may”, “will”, “should”, “continue”, “aims”, “estimates”, “projects”, “believes”, “intends”, “expects”, “plans”, “seeks” and “anticipates”, and words of similar meaning, are forward-looking statements. These statements are based on plans, estimates and projections as at the time they are made, and therefore undue reliance should not be placed on them. We do not undertake any obligation to update or revise these statements except as required under applicable law. By their nature, all forward-looking statements involve risk and uncertainty.
A number of important factors could cause our actual future financial condition or performance or other indicated results of the entity referred to in any forward-looking statement to differ materially from those indicated in such forward-looking statement. Such factors include, but are not limited to: the impact of the ongoing Covid-19 pandemic, including adverse financial market and liquidity impacts, responses and actions taken by governments, regulators and supervisors, the impact on sales, claims and assumptions and increased product lapses and disruption to our operations (and those of our suppliers and partners); risks associated with new sales processes and technological and information security risks; future market conditions (including fluctuations in interest rates and exchange rates, inflation (including interest rate rises as a response) and deflation, the potential for a return to a sustained low-interest rate environment, the performance of financial markets generally and the impact of economic uncertainty (including as a result of geopolitical tensions and conflicts); asset valuation impacts from the transition to a lower carbon economy and derivative instruments not effectively hedging exposures arising from product guarantees; global political uncertainties, including the potential for increased friction in cross-border trade and the exercise of executive powers to restrict trade, financial transactions, capital movements and/or investment; the policies and actions of regulatory authorities, including, in particular, the policies and actions of the Hong Kong Insurance Authority, as our Group-wide supervisor, as well as the degree and pace of regulatory changes and new government initiatives generally; given our designation as an Internationally Active Insurance Group (“IAIG”), the impact on us of systemic risk and other group supervision policy standards adopted by the International Association of Insurance Supervisors; the physical, social and financial impacts of climate change and global health crises on our business and operations; the impact of not adequately responding to environmental, social and governance issues (including not properly considering the interests of our stakeholders or failing to maintain high standards of corporate governance); the impact of competition and fast-paced technological change; the effect on our business and results from, in particular, mortality and morbidity trends, lapse rates and policy renewal rates; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; the impact of internal transformation projects and other strategic actions failing to meet their objectives; the availability and effectiveness of reinsurance for our businesses; the risk that our operational resilience (or that of our suppliers and partners) may prove to be inadequate, including in relation to operational disruption due to external events; disruption to the availability, confidentiality or integrity of our information technology, digital systems and data (or those of our suppliers and partners) including the Pulse platform; any ongoing impact on us of the demerger of M&G plc and the demerger of Jackson Financial Inc.; the increased operational and financial risks and uncertainties associated with operating joint ventures with independent partners, particularly where joint ventures are not controlled by us; the impact of changes in capital, solvency standards, accounting standards or relevant regulatory frameworks, and tax and other legislation and regulations in the jurisdictions in which we and our affiliates operate; and the impact of legal and regulatory actions, investigations and disputes. These and other important factors may, for example, result in changes to assumptions used for determining results of operations or re-estimations of reserves for future policy benefits. Further discussion of these and other important factors that could cause our actual future financial condition or performance to differ, possibly materially, from those anticipated in our forward-looking statements can be found under the “Risk Factors” heading in this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2021. These factors are not exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we may be unable to predict or that we currently do not expect to have a material adverse effect on our business.

This offer may be withdrawn at any time prior to the closing of the offering, and the offering is subject to the terms of this prospectus supplement. We and the underwriters also reserve the right to reject any offer to purchase notes in whole or in part for any reason and to allot to any prospective investor less than the full amount of notes sought by such investor.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.
Overview
We provide life and health insurance and asset management in Asia and Africa. We have more than 18 million life customers, and our company is listed on the stock exchanges in London, Hong Kong, Singapore and New York.
On October 21, 2019, we completed the demerger of our UK and Europe operations (M&G plc). On September 13, 2021, we completed the demerger of our US operations (Jackson Financial Inc.) The results of M&G plc and Jackson Financial Inc. up to their demerger dates have been classified as discontinued operations in our financial statements.
We are not affiliated in any manner with Prudential Financial, Inc. a company whose principal place of business is in the United States, nor with The Prudential Assurance Company, a subsidiary of M&G plc, a company incorporated in the United Kingdom.
Our Purpose
Our purpose is to help people get the most out of life. We want to make healthcare affordable and accessible, by promoting financial inclusion. We seek to protect people’s wealth and help them grow their assets and save for their goals.
Our Strategy
Our strategy is aligned with the supportive structural trends in Asia and Africa. Despite the rapid rise in prosperity in Asia, people still have low levels of insurance cover. Combined with rising prosperity and ageing populations, this creates a large and growing health and protection gap.
These long-term trends underpin rising demand for savings and protection across both Asia and Africa and create significant opportunity for growth and value creation. By delivering products and services that are specific to consumer segments and markets, we are well positioned to meet the growing health, protection and long-term savings needs of customers in these geographies.
We are developing the capacity to serve up to 50 million customers by 2025 through investing in our multi-channel distribution capabilities, applying digital capabilities to increase the efficiency of our operations and introducing products and services that allow us to develop more diverse customer bases in our markets. We continue to invest in our people and systems to ensure we have the resources to deliver on our long-term growth strategy and to evolve our operating model to keep pace with our opportunities as an exclusively Asian and African business. We seek to achieve this by:
•
delivering profitable growth in a socially responsible way;

•
digitalising our products, services and experiences; and

•
humanising our company and advice channels.

We have significant investment appetite that is based on the absolute size and demographic characteristics of each economy and our ability to build competitive advantage, leveraging our scale and expertise. We will continue to build on our leading positions in Hong Kong and South-east Asia, and we see the greatest growth opportunities in the largest economies of China, India, Indonesia and Thailand. At the same time, we are continuing to develop our businesses in Africa, where our investment gives us exposure to a growing, under-served continent whose population is expected to double to more than two billion people by 2050.

Our Markets
In Asia, we provide savings and protection in markets challenged by low insurance penetration and a pension funding gap . In Africa, we are building businesses in some of the world’s most under-penetrated markets.
Our largest life insurance businesses are based in Mainland China, Hong Kong, Indonesia, Malaysia and Singapore and we have life businesses in a number of other growing economies in South-east Asia and Africa. We see our greatest opportunities in Mainland China, India, Indonesia and Thailand. Eastspring, our asset management business, is based in 11 locations throughout Asia.

THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes.”
Issuer
Prudential plc (the “Issuer”)
Notes Offered
$      aggregate principal amount of    % notes due      (the “notes”)
Maturity
      ,
Interest
The notes will bear interest at the fixed rate of    % per annum. Interest on the notes will be payable semi-annually in arrears on          and          of each year, commencing on          , 2022.
Ranking
The notes will be the Issuer’s unsecured and unsubordinated obligations ranking pari passu and without preference among themselves, and will rank (subject to any applicable statutory provisions) at least equally with our other outstanding unsecured and unsubordinated obligations, present and future.
Certain Covenants
We will issue the notes under an indenture with Citibank, N.A., as trustee (the “Trustee”). The indenture that will govern the notes will, among other things, limit our ability to:
•
create certain liens; and

•
consolidate, merge or sell all or substantially all of our assets.

Additional Amounts
All payments of principal and interest by or on our behalf in respect of the notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom, or any political sub-division of, or any authority of, or in, the United Kingdom having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. Subject to certain exceptions, if we are required to make any such withholding or deduction under applicable law, we will in respect of payments of principal and interest pay such additional amounts on the notes as shall be necessary in order that the net amounts received by the holders of the notes after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the notes in the absence of any requirements to make such withholding or deduction.
Additional Issuances
We may issue from time to time, without giving notice to or seeking the consent of the holders of the notes, additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby, except for the initial public offering price and the issue date.
Optional Redemption
Prior to          ,      (three months prior to the Maturity Date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at a redemption price equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined herein) plus          basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon and additional amounts, if any, to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon and additional amounts, if any, to the redemption date.
Tax Redemption
The notes may be redeemed at our option and sole discretion, in whole, but not in part, at any time upon the occurrence of a Tax Event (a “Tax Event Redemption”). In a Tax Event Redemption, the notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the notes to, but excluding, the date fixed for redemption, and any Additional Amounts thereon.
Substitution of the Issuer
Subject to certain conditions, the Trustee, upon receipt of an officer’s certificate from us stating that the proposed substitution of the Issuer will not be materially prejudicial to the interests of the holders of the notes, and an opinion of legal counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution and will be subject to U.S. federal income tax as would have been the case if such substitution had not occurred, may but shall not be obligated to agree with us, without the consent of the holders of the notes, to the substitution in place of the Issuer as principal debtor under the indenture governing the notes and the notes of: (i) any subsidiary of the Issuer; (ii) any successor in business of the Issuer; (iii) any direct or indirect holding company of the Issuer; or (iv) any other subsidiary of such holding company. See “Description of the Notes —Substitution of the Issuer.”
Use of Proceeds
We estimate that aggregate net proceeds to us from the sale of the notes in this offering, less the underwriting discount and estimated offering expenses, will be approximately $      . We intend to use the net proceeds of this offering for repayment of a $350 million bank loan. The bank loan pays a floating rate of interest linked to compounded daily SOFR and has a maturity date of November 12, 2024 with the next voluntary prepayment date being May 12, 2022.
Form and Minimum Denomination
The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Governing Law
The indenture that will govern the notes and the notes will be governed by and construed in accordance with the laws of the State of New York.
Listing and Trading
We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days of the issue date.
Risk Factors
Investing in the notes involves risks. See “Risk Factors” in our 2021 Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, and “Risk Factors” in this prospectus supplement, for a discussion of the factors you should carefully consider before purchasing these securities.

SUMMARY HISTORICAL FINANCIAL INFORMATION
The following table sets forth our selected consolidated financial data for the years indicated. Certain data is derived from our audited consolidated financial statements.. This table is only a summary and should be read in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended December 31, 2021, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
In the table below, continuing operations reflect our insurance and asset management businesses in Asia and Africa and central operations. Discontinued operations represent our US business (Jackson Financial Inc.), which was demerged in September 2021, and our UK and Europe business (M&G plc), which was demerged in November 2019.
Income statement data(1)	2021 $m	2020 $m	2019 $m	2018 $m	2017 $m
Continuing operations:
Gross premiums earned	24,217	23,495	23,855	22,039	20,255
Outward reinsurance premiums	(1,844)	(1,625)	(1,116)	(771)	(850)
Earned premiums, net of reinsurance	22,373	21,870	22,739	21,268	19,405
Investment return	3,486	13,762	14,961	(2,723)	11,687
Other income	641	615	639	465	457
Total revenue, net of reinsurance	26,500	36,247	38,339	19,010	31,549
Benefits and claims and movement in unallocated surplus of with-profits funds, net of reinsurance	(18,911)	(28,588)	(29,171)	(11,690)	(23,588)
Acquisition costs and other expenditure	(4,560)	(4,651)	(5,908)	(5,793)	(5,823)
Finance costs: interest on core structural borrowings of shareholder-financed businesses	(328)	(316)	(496)	(525)	(527)
(Loss) gain attaching to corporate transactions	(35)	(30)	(142)	(57)	83
Total charges, net of reinsurance	(23,834)	(33,585)	(35,717)	(18,065)	(29,855)
Share of profits from joint ventures and associates net of related tax	352	517	397	319	233
Profit before tax (being tax attributable to shareholders’ and policyholders’ returns)(2)	3,018	3,179	3,019	1,264	1,927
Tax charges attributable to policyholders’ returns	(342)	(271)	(365)	(107)	(321)
Profit before tax attributable to shareholders’ returns	2,676	2,908	2,654	1,157	1,606
Tax credit (charges) attributable to shareholders’ returns	(462)	(440)	(316)	(235)	(186)
Profit from continuing operations	2,214	2,468	2,338	922	1,420
(Loss) profit from discontinued US operations	(5,027)	(283)	(385)	1,959	328
(Loss) profit from discontinued UK and Europe operations	—	—	(1,161)	1,142	1,333
(Loss) profit for the year	(2,813)	2,185	792	4,023	3,081
Basic earnings per share (in cents)(1)	2021	2020	2019	2018	2017
Based on (loss) profit for the year attributable to the equity holders of the Company:
Continuing operations	83.4¢	94.6¢	90.0¢	35.6¢	55.3¢
Discontinued US operations	(161.1)¢	(13.0)¢	(14.9)¢	76.1¢	12.7¢
Discontinued UK and Europe operations	—	—	(44.8)¢	44.3¢	52.0¢
Total	(77.7)¢	81.6¢	30.3¢	156.0¢	120.0¢

Dividend per share (in cents) excluding demerger dividend	2021	2020	2019	2018	2017
Dividends paid in reporting period	16.10¢	31.34¢	63.18¢	64.34¢	59.32¢
Statement of financial position data (at year end)(3)	2021 $m	2020 $m	2019 $m	2018 $m	2017 $m
Total assets	199,102	516,097	454,214	647,810	668,203
Total policyholder liabilities and unallocated surplus of with-profits funds	157,299	446,463	390,428	541,466	579,261
Core structural borrowings of shareholder-financed businesses	6,127	6,633	5,594	9,761	8,496
Total liabilities	181,838	493,978	434,545	625,819	646,432
Total equity	17,264	22,119	19,669	21,991	21,771
Other data (at year end)(1)	2021 $bn	2020 $bn	2019 $bn	2018 $bn	2017 $bn
Eastspring funds under management(4)	258.5	247.8	241.1	192.7	187.9
Group shareholder GWS capital surplus (over GMCR)(5)	13.2	9.4	—	—	—

(1)
The comparative income statements for 2017 to 2020 have been re-presented from those previously published, to reflect the demerger of the Group’s US operations (Jackson) in September 2021, which have been reclassified as discontinued operations.

(2)
This measure is the formal profit (loss) before tax measure under IFRS. It is not the result attributable to shareholders.

(3)
The comparative statements of financial position for 2017 to 2020 include the discontinued US operations as originally published. Furthermore, the 2018 and 2017 comparatives also include the Group’s discontinued UK and Europe operations as originally published. The total assets and total equity as of 31 December 2021 include $683 million in respect of the Group’s 18.4 per cent retained economic interest in Jackson.

(4)
Eastspring total funds under management comprise funds from external parties, including funds managed on behalf of M&G plc as well as funds for the Group’s insurance operations.

(5)
The 2021 Group shareholder GWS capital surplus (over GMCR) reflects the Insurance (Group Capital) Rules as set out in the GWS Framework which became effective for Prudential in May 2021, 2020 comparative information has been re-presented on a GWS basis. The 2020 shareholder GWS capital surplus (over GMCR) is presented on a Group excluding Jackson basis and before including the value of the Group’s retained interest in Jackson.

RISK FACTORS
The notes offered by this prospectus supplement and the accompanying prospectus may involve a high degree of risk. You should read carefully the following risk factors and the “Risk Factors” section in Prudential’s Annual Report on Form 20-F for the year ended December 31, 2021 which is incorporated by reference into this prospectus supplement, in addition to the other information set forth in this prospectus supplement and the accompanying prospectus, before making an investment in the notes.
Summary Risk Factors
The following is a summary of the risk factors that you should carefully consider before investing in the Notes. Further discussion of each of these risk factors is provided below.
RISKS RELATING TO OUR FINANCIAL SITUATION (including those from the external macroeconomic and geopolitical environment)
The global economic and geopolitical environment may impact on the Group directly by affecting trends in financial markets and asset values, as well as driving short-term volatility.
Risks in this category include the market risks to our investments and the credit quality of our investment portfolio as well as liquidity risk.

•
The Covid-19 pandemic has significantly impacted financial market volatility and global economic activity, increased operational disruption risks for businesses and has adversely impacted Prudential’s sales in affected markets and its financial condition, results of operations and prospects. The full extent of the longer-term impacts from the pandemic remains uncertain.

•
Prudential’s businesses are inherently subject to market fluctuations and general economic conditions, each of which may adversely affect the Group’s business, financial condition, results of operations and prospects.

•
Geopolitical and political risks and uncertainty may adversely impact economic conditions, increase market volatility, cause operational disruption to the Group and impact its strategic plans, which could have adverse effects on Prudential’s business, financial condition, results of operations and prospects.

• As a holding company, Prudential is dependent upon its subsidiaries to cover operating expenses and dividend payments.
• Prudential is subject to the risk of potential sovereign debt credit deterioration owing to the amounts of sovereign debt obligations held in its investment portfolio.
• Downgrades in Prudential’s financial strength and credit ratings could significantly impact its competitive position and damage its relationships with creditors or trading counterparties.
• Prudential is subject to the risk of exchange rate fluctuations owing to the geographical diversity of its businesses.
RISKS RELATING TO SUSTAINABILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) MATTERS
These include sustainability risks associated with environmental considerations such as climate change (including physical and transition risks), social risks arising from diverse stakeholder commitments and expectations and governance-related risks.
• The failure to understand and respond effectively to the risks associated with ESG factors could adversely affect Prudential’s achievement of its long-term strategy.
RISKS RELATING TO OUR BUSINESS ACTIVITIES AND INDUSTRY
These include the Group’s non-financial risks (including operational and financial crime risk), transformation risks from significant change activity and the insurance risks assumed by the Group in providing its products.

•
The implementation of large-scale transformation, including complex strategic initiatives, gives rise to significant design and execution risks and may affect Prudential’s operational capability and capacity, and any failure of these initiatives fail to meet their objectives may adversely impact the Group and the delivery of its strategy.
• Prudential is exposed to ongoing risks as a result of the Jackson Demerger, which, if they materialise, could adversely affect Prudential’s business.

•
Prudential’s businesses are conducted in highly competitive environments with developing demographic trends and continued profitability depends upon management’s ability to respond to these pressures and trends.

•
Adverse experience in the operational risks inherent in Prudential’s business, and those of its material outsourcing partners, could disrupt its business functions and have a negative impact on its business, financial condition, results of operations and prospects.

•
Attempts to access or disrupt Prudential’s IT systems, and loss or misuse of personal data, could result in loss of trust from Prudential’s customers and employees and reputational damage, which could have material adverse effects on the Group’s business, financial condition, results of operations and prospects.

•
Prudential’s Pulse platform may increase existing business risks to the Group or introduce new risks as the markets in which it operates and its features, partnerships and product offerings develop.

•
Prudential operates in certain markets with joint venture partners, minority shareholders and other third parties, resulting in certain risks that Prudential does not face with respect to its wholly-owned subsidiaries.

•
Adverse experience relative to the assumptions used in pricing products and reporting business results could significantly affect Prudential’s business, financial condition, results of operations and prospects.

RISKS RELATING TO LEGAL AND REGULATORY REQUIREMENTS
These include risks associated with prospective regulatory and legal changes and compliance with existing regulations and laws — including their retrospective application — with which the Group must comply in the conduct of its business.

•
Prudential conducts its businesses subject to regulation and associated regulatory risks, including a change to the basis in the regulatory supervision of the Group, the effects of changes in the laws, regulations, policies and their interpretations and any accounting standards in the markets in which it operates.

•
The conduct of business in a way that adversely impacts the fair treatment of customers could have a negative impact on Prudential’s business, financial condition, results of operations and prospects or on its relations with current and potential customers

• Litigation, disputes and regulatory investigations may adversely affect Prudential’s business, financial condition, cash flows, results of operations and prospects.
• Changes in tax legislation may result in adverse tax consequences for the Group’s business, financial condition, results of operations and prospects.
RISKS RELATING TO THE NOTES
• The terms of the indenture that will govern the notes and the notes do not prohibit Prudential from taking actions that could adversely impact your investment in the notes.
• The notes will not be guaranteed by any of Prudential’s subsidiaries and will be effectively subordinated to any existing and future liabilities of its subsidiaries.
• The notes will be effectively subordinated to any of Prudential’s secured indebtedness to the extent of the value of the property securing that indebtedness.
• Prudential may redeem the notes prior to their maturity.
• If an active trading market does not develop for the notes, you may be unable to sell your notes at all or at a price that you deem sufficient.

• If a trading market does develop for the notes, changes in Prudential’s credit ratings or the debt markets could adversely affect the market price of the notes.
• Prudential’s credit ratings may not reflect all risks of your investments in the notes.
• Credit ratings of the notes may change and affect the market price and marketability of the notes.
Risks Relating to Our Financial Situation
The Covid-19 pandemic has significantly impacted financial market volatility and global economic activity, increased operational disruption risks for businesses and has adversely impacted Prudential’s sales in affected markets and its financial condition, results of operations and prospects. The full extent of the longer-term impacts from the pandemic remains uncertain.
The Covid-19 pandemic has added significant uncertainty to the stability and outlook of equity markets, interest rates and credit spreads, and has affected market liquidity and reduced global economic activity. The potential adverse impacts to the Group of these effects are detailed in “— Prudential’s businesses are inherently subject to market fluctuations and general economic conditions, each of which may adversely affect the Group’s business, financial condition, results of operations and prospects” below. However, while global growth has broadly recovered, the full extent of the long-term impact of the pandemic on financial markets and economic growth remains highly uncertain and unpredictable and will be influenced by the actions of governments, policymakers and the public. These actions, and their effectiveness, vary between markets, and may drive an uneven economic recovery, and include the extent and timing of continued measures to restrict movement and the effectiveness of vaccination programme deployment and uptake in response to current, emerging and future variants of the coronavirus. Where actions and impacts are prolonged, they may affect the solvency position of the Group’s subsidiaries and prevent or limit their ability to make remittances, adversely impacting the financial condition and prospects of the Group.
The regulatory and supervisory responses to the Covid-19 pandemic have been broad and have included increased scrutiny of the operational resilience, liquidity and capital strength (including the impact of making dividend payments) of financial services companies. As some countries begin to adopt strategies to manage Covid-19 as an endemic disease, variations in the speed of economic recovery between markets, and the subsequent impact on their respective interest rates, inflation expectations and the relative strength of their currencies (and the associated impact on their foreign currency debt obligations, which may disproportionately impact emerging economies) may have broader long-term adverse economic and financial consequences for the markets in which the Group operates and the full extent of this currently remains uncertain. Various governments have effected, or may effect, the postponement of elections and other constitutional or legislative processes in response to the pandemic, and this may result in an increase in constitutional and political uncertainty in some the markets in which the Group operates. Many governments are implementing Covid-19 vaccination and booster programmes, and variable accessibility to supplies of vaccines that are effective against current, emerging and future variants of the coronavirus has the potential to contribute to an increase in geopolitical and political tensions. The longer term political, regulatory and supervisory developments resulting from the Covid-19 pandemic remain highly uncertain. These may include changes to government fiscal policies, laws and regulations aimed at increasing financial stability and/or measures on businesses or specific industries to contribute to, lessen or otherwise support, the financial cost to governments in addressing the pandemic. This may extend to requirements on private insurance companies and healthcare providers to cover the costs associated with the treatment of Covid-19 beyond contractual or policy terms.
The Covid-19 pandemic, and measures to contain it, have slowed economic and social activity in the Group’s geographical markets. While these conditions persist, the level of sales activity in affected markets has been, and will continue to be, adversely impacted through a reduction in travel and agency and bancassurance activity. In particular, sales in the Group’s Hong Kong business continue to be adversely impacted by the border restrictions in place with Mainland China. In FY 2020, during which the border closure occurred in Q1, the APE sales of the Group’s Hong Kong business reduced by $1,258 million (or 62 per cent) compared to 2019. In FY 2021, during which the border remained closed for the entire year, the APE sales of the Hong Kong business reduced by $208 million (or 27 per cent) compared to 2020. These impacts to the APE sales of the Group’s Hong Kong business were largely as a result of the border closure. Recovery in sales levels will be dependent on the timing and extent of the easing of these restrictions, with the emergence of the Covid-19 Omicron variant further increasing uncertainty to the return of Mainland China customers as well as the resumption of their demand for the Group’s products in Hong Kong. These impacts may be prolonged in markets which continue to rely on containment measures based on restrictions of movement. The impact on economic activity and employment levels may result in an elevated incidence of claims, lapses, or surrenders of policies, and some policyholders may choose to defer or stop paying insurance premiums or reduce deposits into retirement plans. The pandemic may also indirectly result in elevated claims and policy lapses or surrenders, with some delay in time before being felt by the Group, due to factors such as policyholders deferring medical treatment during the pandemic, or policyholders lapsing or surrendering their policies on the expiry of grace periods for premium payments provided by the Group’s businesses. The Group’s assessment to date is that elevated mortality claims in some markets can be attributed to Covid-19. The full extent of the impact of the Covid-19 pandemic is currently uncertain and the Group’s claims and persistency experience to date and its current insurance assumptions cannot be taken as an indicator of future potential experience from the Covid-19 pandemic which may deteriorate significantly and have a material adverse effect on Prudential’s business, financial condition, results of operations and prospects. The potential longer-term impacts of the pandemic may include latent morbidity impacts from the deferral of medical treatment by policyholders. It may be a factor in increasing morbidity claims and there may be implications from other factors such as long-term post-Covid-19 symptoms (although there is currently no consensus on the longer term impact on morbidity).
Disruption to Prudential’s operations may result where its employees, or those of its service partners and counterparties, contract Covid-19 or are affected by restrictions on movement; where office closures and other measures impacting working practices are effected, such as the imposition of remote working arrangements; and where quarantine requirements and isolation measures under local laws apply, and as a result of social distancing and/or other psychosocial impacts. While such measures are in place, there may also be an increase in attempts to compromise the resilience of IT systems through phishing, social engineering tactics and ransomware. Such measures, and the cycles of their relaxation and re-imposition, may also adversely impact the physical and mental health of the Group’s staff, increasing the risk of operational disruption resulting from performance impairment, an increase in absenteeism, or increased levels of staff turnover, which may affect operational capacity with the potential to be exacerbated by challenges in recruitment. The operations of Prudential’s service partners (which subject the Group to the risks detailed in “— Prudential operates in certain markets with joint venture partners, minority shareholders and other third parties. These businesses face the same risks as the rest of the Group and also give rise to certain risks to Prudential that the Group does not face with respect to its wholly-owned subsidiaries,” resulting in certain risks that Prudential does not face with respect to its wholly-owned subsidiaries) may be disrupted in different ways and to a more severe extent than the Group’s operations and may impact service delivery to the Group.
In response to pandemic-related restrictions, Prudential implemented changes to its sales and distribution processes in specific markets. These include virtual face-to-face sales of its products and the online recruitment, training and, where possible, licensing of agents. Such changes may increase or introduce new operational and regulatory risks, in particular those focused on customer outcomes and conduct. A failure to implement appropriate governance and management of these new or incremental risks may adversely impact Prudential’s reputation and brand and the results of its operations. In markets where the level of sales under these new processes is material or where such processes become permanent distribution channels, the commercial value of the Group’s existing sale and distribution arrangements, such as bancassurance arrangements, may be adversely impacted.
Prudential’s businesses are inherently subject to market fluctuations and general economic conditions, each of which may adversely affect the Group’s business, financial condition, results of operations and prospects.
Uncertainty, fluctuations or negative trends in global and national macro-economic conditions and investment climates could have a material adverse effect on Prudential’s business and profitability. Prudential operates in a macroeconomic and global financial market environment that presents significant uncertainties and potential challenges. For example, following a prolonged period of relatively low interest rates in countries relevant to Prudential, the reopening and recovery of some economies during 2021 has resulted in inflationary pressures, which if sustained or increased may drive interest rates higher, impacting the valuation of fixed income assets. Uncertainties also include the impact of factors such as the actions of central banks and governments to mitigate the impact of the Covid-19 pandemic and in response to inflationary pressures. The transition to a lower carbon economy, the timing and speed of which is uncertain, may also result in greater uncertainty, fluctuations or negative trends in asset valuations, particularly for carbon intensive sectors, and will have a bearing on inflation levels.
Global financial markets are subject to uncertainty and volatility created by a variety of factors. These factors include actual or expected slowdowns or reversals in world economic growth (particularly where this is abrupt, as has been the case with the early impact of the Covid-19 pandemic), sector specific slowdowns or deteriorations which have the potential to have contagion impacts (such as the negative developments in the China property sector), fluctuations in global energy prices, changes in monetary policy in China, the US and other jurisdictions together with their impact on the valuation of all asset classes and effect on interest rates and inflation expectations, and concerns over sovereign debt. Other factors include the increased level of geopolitical and political risk and policy-related uncertainty (including those resulting from the Russia-Ukraine conflict and the potential impact on business sentiment and the broader market resulting from regulatory tightening across sectors in China) and socio-political, climate-driven and pandemic events. The extent of the financial market and economic impact of these factors may be highly uncertain and unpredictable and influenced by the actions, including the duration and effectiveness of mitigating measures of governments, policymakers and the public.
The adverse effects of such factors could be felt principally through the following items:
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Lower interest rates and reduced investment returns arising on the Group’s portfolios including impairment of debt securities and loans, which could reduce Prudential’s capital and impair its ability to write significant volumes of new business, increase the potential adverse impact of product guarantees included in non-unit-linked products with a savings component, increase reinvestment risk for some of the Group’s investments from accelerated prepayments and increased redemptions and/or have a negative impact on its assets under management and profit.

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A reduction in the financial strength and flexibility of corporate entities, as recently experienced by a number of issuers within the China property sector, which may deteriorate the credit rating profile and valuation of the Group’s invested credit portfolio (and which may result in an increase in regulatory capital requirements for the Group or its businesses), increased credit defaults and debt restructurings and wider credit and liquidity spreads resulting in realised and unrealised credit losses. Regulations imposing or increasing restrictions on the amount of company debt financing, such as those placing limits on debt or liability ratios, may also reduce the financial flexibility of corporate entities. Similarly, securitised assets in the Group’s investment portfolio are subject to default risk and may be adversely impacted by delays or failures of borrowers to make payments of principal and interest when due. Where a widespread deterioration in the financial strength of corporate entities occurs, any assumptions on the ability and willingness of governments to provide financial support may need to be revised.

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Failure of counterparties who have transactions with Prudential (such as banks, reinsurers and counterparties to cash management and risk transfer or hedging transactions) to meet commitments that could give rise to a negative impact on Prudential’s financial position and on the accessibility or recoverability of amounts due or the adequacy of collateral. Geographic or sector concentrations of counterparty credit risk could exacerbate the impact of these events where they materialise.

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Estimates of the value of financial instruments becoming more difficult because in certain illiquid or closed markets, determining the value at which financial instruments can be realised is highly subjective. Processes to ascertain such values require substantial elements of judgement, assumptions and estimates (which may change over time). Where the Group is required to sell its investments within a defined timeframe, such market conditions may result in the sale of these investments at below expected or recorded prices.

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The Group holds certain investments that may, by their nature, lack liquidity or have the potential to lose liquidity rapidly, such as investment funds (including money market funds), privately placed fixed maturity securities, mortgage loans, complex structured securities and alternative investments.

If these investments were required to be liquidated on short notice, the Group may experience difficulty in doing so and may be forced to sell them at a lower price than it otherwise would have been able to realise.
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A reduction in revenue from the Group’s products where fee income is linked to account values or the market value of the funds under management. In particular, decreases in equity prices impact the amount of revenue derived from fees from the unit-linked products. Sustained inflationary pressures which may drive higher interest rates may also impact the valuation of fixed income investments and reduce fee income.

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Increased illiquidity, which includes the risk that expected cash inflows from investments and operations will not be adequate to meet the Group’s anticipated short-term and long-term policyholder benefits and expense payment obligations. Increased illiquidity also adds to uncertainty over the accessibility of financial resources which in extreme conditions can impact the functioning of markets and may reduce capital resources as valuations decline. This could occur where external capital is unavailable at sustainable cost, increased liquid assets are required to be held as collateral under derivative transactions or redemption restrictions are placed on Prudential’s investments in illiquid funds. In addition, significant redemption requests could also be made on Prudential’s issued funds and while this may not have a direct impact on the Group’s liquidity, it could result in reputational damage to Prudential. The potential impact of increased illiquidity is more uncertain than for other risks such as interest rate or credit risk.

In general, upheavals in the financial markets may affect general levels of economic activity, employment and customer behaviour. As a result, insurers may experience an elevated incidence of claims, lapses, or surrenders of policies, and some policyholders may choose to defer or stop paying insurance premiums or reduce deposits into retirement plans. The demand for insurance products may also be adversely affected. In addition, there may be a higher incidence of counterparty failures. If sustained, this environment is likely to have a negative impact on the insurance sector over time and may consequently have a negative impact on Prudential’s business and its balance sheet and profitability. For example, this could occur if the recoverable value of intangible assets for bancassurance agreements and deferred acquisition costs are reduced. New challenges related to market fluctuations and general economic conditions may continue to emerge. For example, inflationary pressures driving higher interest rates may lead to increased lapses for some guaranteed savings products where higher levels of guarantees are offered by products of the Group’s competitors, reflecting consumer demand for returns at the level of, or exceeding, inflation. Increased inflation may also adversely impact the ability of consumers to purchase insurance products, particularly in lower income customer segments.
For some non-unit-linked products with a savings component it may not be possible to hold assets which will provide cash flows to match those relating to policyholder liabilities. This is particularly true in those countries where bond markets are less developed or where the duration of policyholder liabilities is longer than the duration of bonds issued and available in the market, and in certain markets where regulated premium and claim values are set with reference to the interest rate environment prevailing at the time of policy issue. This results in a mismatch due to the duration and uncertainty of the liability cash flows and the lack of sufficient assets of a suitable duration. While this residual asset/liability mismatch risk can be managed, it cannot be eliminated. If interest rates in these markets are lower than those used to calculate premium and claim values over a sustained period, this could have a material adverse effect on Prudential’s reported profit and the solvency of its business units. In addition, part of the profit from the Group’s operations is related to bonuses for policyholders declared on with-profits products, which are impacted by the difference between actual investment returns of the with-profits fund (which are broadly based on historical and current rates of return on equity, real estate and fixed income securities) and minimum guarantee rates offered to policyholders. This profit could be lower in particular in a sustained low interest rate environment.
Any of the foregoing factors and events, individually or together, could have a material adverse effect on Prudential’s business, financial condition, results of operations and prospects.
Geopolitical and political risks and uncertainty may adversely impact economic conditions, increase market volatility, cause operational disruption to the Group and impact its strategic plans, which could have adverse effects on Prudential’s business, financial condition, results of operations and prospects.
The Group is exposed to geopolitical and political risks and uncertainty in the markets in which it operates. Such risks may include:

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The application of government regulations, executive powers, protectionist or restrictive economic and trade policies or measures adopted by businesses or industries which increase trade barriers or restrict trade, sales, financial transactions, or the transfer of capital, investment, data or other intellectual property, with respect to specific territories, markets, companies or individuals;

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An increase in the volume and pace of domestic regulatory changes, including those applying to specific sectors;

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The increased adoption or implementation of laws and regulations which may purport to have extra-territorial application;

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International trade disputes such as the implementation of trade tariffs;

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Withdrawals or expulsions from existing trading blocs or agreements or financial transaction systems, including those which facilitate cross-border payments;

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The domestic application of measures restricting national airspace with respect to aircraft of specific territories, markets, companies or individuals;

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Measures favouring local enterprises, such as changes to the maximum level of non-domestic ownership by foreign companies or differing treatment of foreign-owned businesses under regulations and tax rules; and

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Measures which require businesses of overseas companies to operate through locally incorporated entities or with requirements on minimum local representation on executive or management committees.

The above measures may have an adverse impact on Prudential through their effects on the macroeconomic outlook and the environment for global financial markets. They may also increase regulatory compliance and reputational risks, or adversely impact Prudential where they apply to, and impact, the economic, business and legal and regulatory environment in specific markets or territories in which the Group, its joint venture or jointly owned businesses, sales and distribution networks, or third party service providers have operations. For internationally active groups such as Prudential, operating across multiple jurisdictions, such measures may also add to the complexity of legal and regulatory compliance and increase the risk of conflicts between the requirements of one jurisdiction and another. See “— Prudential conducts its businesses subject to regulation and associated regulatory risks, including a change to the basis in the regulatory supervision of the Group, the effects of changes in the laws, regulations, policies and their interpretations and any accounting standards in the markets in which it operates” below.
Geopolitical and political risks and uncertainty may also adversely impact the Group’s operations and its operational resilience. Increased geopolitical tensions may increase domestic and cross-border cyber intrusion activity and therefore increase cyber security risks. Geopolitical and political tensions may also lead to conflict, civil unrest and/or acts of civil disobedience. Such events could impact operational resilience by disrupting Prudential’s systems, operations, new business sales and renewals, distribution channels and services to customers, which may result in a reduction in contributions from business units to the central cash balances and profit of the Group, decreased profitability, financial loss, adverse customer impacts and reputational damage and may impact Prudential’s business, financial condition, results of operations and prospects.
Legislative or regulatory changes which adversely impact Hong Kong’s economy or its international trading and economic relationships, may also result in adverse sales, operational and product distribution impacts to the Group due to the territory being a key market which also hosts Group head office functions.
As a holding company, Prudential is dependent upon its subsidiaries to cover operating expenses and dividend payments.
The Group’s insurance and investment management operations are generally conducted through direct and indirect subsidiaries, which are subject to the risks discussed elsewhere in this “Risk Factors” section.
As a holding company, Prudential’s principal sources of funds are remittances from subsidiaries, shareholder-backed funds, the shareholder transfer from long-term funds and any amounts that may be raised through the issuance of equity, debt and commercial paper.

Certain of Prudential’s subsidiaries are subject to insurance, foreign exchange and tax laws, rules and regulations (including in relation to distributable profits that can limit their ability to make remittances). In some circumstances, including where there are changes to general market conditions, this could limit Prudential’s ability to pay dividends to shareholders or to make available funds held in certain subsidiaries to cover operating expenses of other members of the Group.
A material change in the financial condition of any of Prudential’s subsidiaries may have a material effect on its business, financial condition, results of operations and prospects.
Prudential is subject to the risk of potential sovereign debt credit deterioration owing to the amounts of sovereign debt obligations held in its investment portfolio.
Investing in sovereign debt creates exposure to the direct or indirect consequences of political, social or economic changes (including changes in governments, heads of state or monarchs) in the countries in which the issuers of such debt are located and to the creditworthiness of the sovereign. Investment in sovereign debt obligations involves risks not present in debt obligations of corporate issuers. In addition, the issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and Prudential may have limited recourse to compel payment in the event of a default. A sovereign debtor’s willingness or ability to repay principal and to pay interest in a timely manner may be affected by, among other factors, its cash flow situation, its relations with its central bank, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward local and international lenders, and the political constraints to which the sovereign debtor may be subject.
Moreover, governments may use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to devalue their currencies’ exchange rates, or may adopt monetary and other policies (including to manage their debt burdens) that have a similar effect, all of which could adversely impact the value of an investment in sovereign debt even in the absence of a technical default. Periods of economic uncertainty may affect the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issuers.
In addition, if a sovereign default or other such events described above were to occur, as has happened on occasion in the past, other financial institutions may also suffer losses or experience solvency or other concerns, which may result in Prudential facing additional risks relating to investments in such financial institutions that are held in the Group’s investment portfolio. There is also risk that public perceptions about the stability and creditworthiness of financial institutions and the financial sector generally might be adversely affected as might counterparty relationships between financial institutions.
If a sovereign were to default on its obligations, or adopt policies that devalued or otherwise altered the currencies in which its obligations were denominated, this could have a material adverse effect on Prudential’s business, financial condition, results of operations and prospects.
Downgrades in Prudential’s financial strength and credit ratings could significantly impact its competitive position and damage its relationships with creditors or trading counterparties.
Prudential’s financial strength and credit ratings, which are used by the market to measure its ability to meet policyholder obligations, are an important factor affecting public confidence in Prudential’s products, and as a result its competitiveness. Downgrades in Prudential’s ratings as a result of, for example, decreased profitability, increased costs, increased indebtedness or other concerns could have an adverse effect on its ability to market products and retain current policyholders, and the Group’s ability to compete for acquisition and strategic opportunities. Downgrades may also impact the Group’s financial flexibility, including its ability to issue commercial paper at current levels and pricing. The interest rates at which Prudential is able to borrow funds are affected by its credit ratings, which are in place to measure the Group’s ability to meet its contractual obligations.
In addition, changes in methodologies and criteria used by rating agencies could result in downgrades that do not reflect changes in the general economic conditions or Prudential’s financial condition.

In addition, any such downgrades could have a material adverse effect on Prudential’s business, financial condition, results of operations and prospects. Prudential cannot predict what actions rating agencies may take, or what actions Prudential may therefore take in response to the actions of rating agencies, which could adversely affect its business.
Any such downgrade of the Group could have an adverse effect on Prudential’s financial flexibility, requirements to post collateral under or in connection with transactions to which they are a party and ability to manage market risk exposures. In addition, the interest rates or other costs that the Group incurs in respect of its financing activities may increase as a result. A credit rating downgrade may also affect public confidence in the Group’s products and may adversely impact on its ability to market products, retain current policyholders or attract new policyholders.
Prudential is subject to the risk of exchange rate fluctuations owing to the geographical diversity of its businesses.
Due to the geographical diversity of Prudential’s businesses, Prudential is subject to the risk of exchange rate fluctuations. Prudential’s operations generally write policies and invest in assets denominated in local currencies. Although this practice limits the effect of exchange rate fluctuations on local operating results, it can lead to fluctuations in Prudential’s consolidated financial statements upon the translation of results into the Group’s presentation currency. This exposure is not currently separately managed. The Group presents its consolidated financial statements in US dollars. The results of some entities within the Group are not denominated in or linked to the US dollar and some enter into transactions which are conducted in non-US dollar currencies. Prudential is subject to the risk of exchange rate fluctuations from the translation of the results of these entities and transactions and the risks from the maintenance of the HK dollar peg to the US dollar.
Risks Relating to Sustainability and Environmental, Social and Governance (“ESG”) Matters
The failure to understand and respond effectively to the risks associated with ESG factors could adversely affect Prudential’s achievement of its long term strategy.
A failure to manage the material risks associated with key ESG themes detailed below may undermine the sustainability of Prudential by adversely impacting the Group’s reputation and brand, ability to attract and retain customers and employees, and therefore the results of its operations and delivery of its strategy and long-term financial success.
(a)   Environmental risks
Environmental concerns, notably those associated with climate change and their social and economic impacts, present long-term risks to the sustainability of Prudential and may impact its customers and other shareholders.
Prudential’s investment horizons are long term and it is therefore exposed to the potential long-term impact of climate change risks, which include the financial and non-financial impact of transition to a lower carbon economy and physical and litigation risks. The global transition to a lower carbon economy may have an adverse impact on investment valuations as the financial assets of carbon intensive companies re-price, and this could result in some asset sectors facing significantly higher costs and a reduction in demand for their products and services. The speed of this transition, and the extent to which it is orderly and managed, will be influenced by factors such as public policy, technology and changes in market or investor sentiment. The potential impact of these factors on the valuation of investments may also have a broader economic impact that may adversely affect customers and their demand for the Group’s products. The transition to a lower carbon economy has the potential to disproportionately impact the Asia and Africa markets in which Prudential operates and invests, and the Group’s stakeholders increasingly expect and/or rely on the Group to support an orderly, inclusive and sustainable transition based on an understanding of relevant country and company-level transition plans taking into consideration the impact on the economies, businesses, communities and customers in these markets.
The pace and volume of new climate-related regulation emerging across the markets in which the Group operates, the need to deliver on existing and new voluntary exclusions on investments in certain sectors, engagement and reporting commitments and the demand for externally assured reporting may give rise to compliance, operational and disclosure risks which may be increased by the multi-jurisdictional coordination required in adopting a consistent risk management approach.
The Group’s ability to sufficiently understand and appropriately react to transition risk and its ability to deliver on its external carbon reduction commitments may be limited by insufficient or unreliable data on carbon exposure and transition plans for the assets in which it invests. The direct physical impacts of climate change, driven by both specific short-term climate-related events such as natural disasters and longer-term changes to climate and the natural environment, are likely to become increasingly significant factors in the mortality and morbidity risk assessments for the Group’s insurance product underwriting and offerings and their associated claims profiles. Climate-driven events in countries in which Prudential or its key third parties operate could adversely impact the Group’s operational resilience and its customers, which may potentially occur through migration or displacement both within and across borders.
A failure to understand, manage and provide greater transparency of its exposure to these climate-related risks may have increasingly adverse implications for Prudential and its stakeholders.
(b)   Social risks
Social risks that could impact Prudential may arise from a failure to consider the rights, diversity, well-being, needs, and interests of its customers and employees and the communities in which the Group or its third parties operate. Perceived inequalities and income disparities, intensified by the pandemic, have the potential to further erode social cohesion across the Group’s markets which may increase operational and disruption risks for Prudential. These risks are increased as Prudential operates in multiple jurisdictions with distinct local cultures and considerations.
Evolving social norms and emerging population risks associated with public health trends (such as an increase in obesity and mental health deterioration) and demographic changes (such as population urbanisation and ageing) may affect customer lifestyles and therefore may impact the level of claims under the Group’s insurance product offerings. As a provider of insurance and investment services, the Group is increasingly focused on making its products more accessible through digital innovation, technologies and distribution methods for a broadening range of products and services. As a result, Prudential has access to extensive amounts of customer personal data, including data related to personal health, and an increasing ability to analyse and interpret this data through the use of complex tools, machine learning and artificial intelligence technologies. The Group is therefore exposed to the regulatory, ethical and reputational risks associated with customer data misuse or security breaches. These risks are explained in “— Attempts to access or disrupt Prudential’s IT systems, and loss or misuse of personal data, could result in loss of trust from Prudential’s customers and employees and reputational damage, which could have material adverse effects on the Group’s business, financial condition, results of operations and prospects.” The increasing digitalisation of products, services and processes may also result in new and unforeseen regulatory requirements and stakeholder expectations, including those relating to how the Group supports its customers through this transformation.
As an employer, the Group is also exposed to the risk of being unable to attract, retain and develop a diverse group of highly-skilled employees to meet the changing need of a transformative organisation. This may increase if Prudential does not implement responsible working practices or fails to recognise the benefits of diversity, ensure psychological safety for employees, or promote a culture of inclusion and sense of belonging. The potential for reputational risk extends to the Group’s supply chains and its investee companies, which may be exposed to factors such as poor labour standards and abuses of human rights by third parties.
(c)   Governance
A failure to maintain high standards of corporate governance may adversely impact the Group and its customers and employees and increase the risk of poor decision-making and a lack of oversight and management of its key risks. Poor governance may arise where key governance committees have insufficient independence, a lack of diversity, skills or experience in their members, or unclear (or insufficient) oversight responsibilities and mandates. Inadequate oversight over remuneration also increases the risk of poor senior management behaviours.

Prudential operates across multiple jurisdictions and has a group and subsidiary governance structure which may add further complexity to these considerations. Participation in joint ventures or partnerships where Prudential does not have direct overall control and the use of third party service providers increase the potential for reputational risks arising from poor governance.
Sustainability and ESG-related risks may directly or indirectly impact Prudential’s business and the achievement of its strategic focus on providing greater and more inclusive access to good health and financial security, responsible stewardship in managing the human impact of climate change and building human and social capital with its broad range of stakeholders, which range from customers, institutional investors, employees and suppliers, to policymakers, regulators, industry organisations and local communities. A failure to transparently and consistently implement the Group’s ESG strategy across operational, underwriting and investment activities, may adversely impact the financial condition and reputation of the Group and may negatively impact the Group’s stakeholders, who all have expectations, concerns and aims related to ESG and sustainability matters, which may differ, both within and across the markets in which the Group operates. In its investment activities, Prudential’s stakeholders increasingly have expectations of, and place reliance on, an approach to responsible investment that demonstrates how ESG and sustainability considerations are effectively integrated into investment decisions and responsible supply chain management and the performance of fiduciary and stewardship duties. These duties include effective implementation of exclusions, voting and active engagement decisions with respect to investee companies, as both an asset owner and an asset manager, in line with internally defined procedures and external commitments.
Risks Relating to Our Business Activities and Industry
The implementation of large-scale transformation, including complex strategic initiatives, gives rise to significant design and execution risks and may affect Prudential’s operational capability and capacity. Any failure of these initiatives to meet their objectives may adversely impact the Group and the delivery of its strategy.
Where required in order to implement its business strategies for growth, meet customer needs, improve customer experiences, strengthen operational resilience, meet regulatory and industry requirements and maintain market competitiveness, Prudential from time to time undertakes Group restructuring, transformation programmes and acquisitions and disposals across its business. Many of these change initiatives are complex, interconnected and/or of large scale, and include improvement of business efficiencies through operating model changes, advancing the Group’s digital capability, expanding strategic partnerships and industry and regulatory-driven change. There may be a material adverse effect on Prudential’s business, customers, financial condition, results of operations and prospects if these initiatives incur unplanned costs, are subject to implementation delays, or fail to fully meet their objectives. Large scale restructuring of Prudential, such as the recent Jackson Demerger and changes to the Group’s management and operational model, have increased uncertainty for the Group’s employees, which may affect operational capacity and the ability of the Group to deliver its strategy.
Additionally, there may be adverse non-financial (including operational, regulatory, conduct and reputational) implications for the Group in undertaking such initiatives, which inherently give rise to design and execution risks, and may increase existing business risks, such as placing additional strain on the operational capacity, or weakening the control environment, of the Group.
Implementing further initiatives related to significant regulatory changes, such as IFRS 17, may amplify these risks. Risks relating to these regulatory changes are explained in “— Prudential conducts its businesses subject to regulation and associated regulatory risks, including a change to the basis in the regulatory supervision of the Group, the effects of changes in the laws, regulations, policies and their interpretations and any accounting standards in the markets in which it operates” below.
The speed of technological change in the business could outpace the Group’s ability to anticipate all the unintended consequences that may arise from such change. Innovative technologies, such as artificial intelligence, expose Prudential to potential additional regulatory, information security, operational, ethical and conduct risks which, if inadequately managed, could result in customer detriment and reputational damage.

Prudential is exposed to ongoing risks as a result of the Jackson Demerger, which, if they materialise, could adversely affect Prudential’s business.
(a)   The Group continues to hold shares in Jackson but no longer has any control
On 13 September 2021, Prudential completed the Jackson Demerger (the ‘Demerger’). As at 31 December 2021, the Group retains an 18.4 per cent. economic interest (and an 18.5 per cent. voting interest) in the total common stock of Jackson. The Group intends to reduce this investment to less than 10 per cent. within 12 months of the completion of the Jackson Demerger. As a result of the Demerger, Prudential no longer has the ability to control Jackson’s strategic, financial and operational decisions. Jackson may fail to develop its business, meet the expectations of investors, may be subject to adverse publicity and increased legal or regulatory scrutiny, or its reported financial position may be adversely impacted by errors or limitations in its modelling and other assumptions related to its business, including the calculation of regulatory or internal capital requirements, the valuation of assets and liabilities, and determining hedging requirements. These factors may have an adverse impact on the market price of Jackson shares, which may be volatile and can go down as well as up. It is therefore possible that the value of Prudential’s shareholding may be lower than anticipated, and the gross proceeds due to Prudential from any future sale may be lower than Prudential might otherwise achieve.
(b)   Indemnities have been given under a Demerger Agreement by Prudential in favour of the Jackson Group
At the time of the Demerger, Prudential and Jackson entered into the Demerger Agreement. This governs the post-Jackson Demerger obligations of the Group and the Jackson Group and contains, among other provisions, indemnities under which Prudential indemnifies the Jackson Group against liabilities that may arise in connection with the business carried on by the Group (other than Jackson’s business) prior to the Jackson Demerger. Prudential has the right to defend any such claim.
Although it is not anticipated that Prudential will be required to pay any substantial amount pursuant to such indemnity obligations, if any amounts payable under the indemnities are substantial, this could have a material adverse effect on the financial condition and/or results of Prudential.
(c)   Prudential may incur liabilities in connection with the Jackson Demerger
In addition, in connection with the Jackson Demerger, Prudential may be subject to claims by Jackson’s shareholders and other third parties for any material misstatements or omissions of material facts contained within Jackson’s Form 10 registration document, or for any fraudulent, intentional or reckless misleading disclosure in connection with the Jackson Shares under the US Securities and Exchange Act of 1934. If those claims are not successfully defended, Prudential may have to pay compensation, and where this is substantial may adversely affect Prudential’s business, financial condition, cash flows, results of operations and prospects.
Prudential’s businesses are conducted in highly competitive environments with developing demographic trends. The profitability of the Group’s businesses depend on management’s ability to respond to these pressures and trends.
The markets for financial services are highly competitive, with a number of factors affecting Prudential’s ability to sell its products and profitability, including price and yields offered, financial strength and ratings, range of product lines and product quality, brand strength and name recognition, investment management performance and fund management trends, historical bonus levels, the ability to respond to developing demographic trends, customer appetite for certain savings products and technological advances. In some of its markets, Prudential faces competitors that are larger, have greater financial resources or a greater market share, offer a broader range of products or have higher bonus rates. Further, heightened competition for talented and skilled employees, agents and independent financial advisers may limit Prudential’s potential to grow its business as quickly as planned. Technological advances, including those enabling increased capability for gathering large volumes of customer health data and developments in capabilities and tools in analysing and interpreting such data (such as artificial intelligence and machine learning), may result in increased competition to the Group, both from within and outside the insurance industry, and may increase the competition risks resulting from a failure to be able to attract sufficient numbers of skilled staff.

The Group’s principal competitors include global life insurers together with regional insurers and multinational asset managers. In most markets, there are also local companies that have a material market presence.
Prudential believes that competition will intensify across all regions in response to consumer demand, digital and other technological advances (including the emergence and maturing of new distribution channels), the need for economies of scale and the consequential impact of consolidation, regulatory actions and other factors. Prudential’s ability to generate an appropriate return depends significantly upon its capacity to anticipate and respond appropriately to these competitive pressures. This includes managing the potential adverse impacts to the commercial value of the Group’s existing sale and distribution arrangements, such as bancassurance arrangements, in markets where new distribution channels develop.
Failure to do so may adversely impact Prudential’s ability to attract and retain customers and, importantly, may limit Prudential’s ability to take advantage of new business arising in the markets in which it operates, which may have an adverse impact on the Group’s business, financial condition, results of operations and prospects.
Adverse experience in the operational risks inherent in Prudential’s business, and those of its material outsourcing partners, could disrupt its business functions and have a negative impact on its business, financial condition, results of operations and prospects.
Operational risks are present in all of Prudential’s businesses, including the risk of direct or indirect loss resulting from inadequate or failed internal and external processes, systems or human error, fraud, the effects of natural or man-made catastrophic events (such as natural disasters, pandemics, cyber-attacks, acts of terrorism, civil unrest and other catastrophes) or other external events. These risks may also adversely impact Prudential through its partners. Prudential relies on the performance and operations of a number of bancassurance, product distribution, outsourcing (including external technology and data hosting) and service partners. These include back office support functions, such as those relating to IT infrastructure, development and support and customer facing operations and services, such as product distribution and services (including through digital channels) and investment operations. This creates reliance upon the resilient operational performance of these partners and exposes Prudential to the risk that the operations and services provided by these partners are disrupted or fail. Further, Prudential operates in extensive and evolving legal and regulatory environments (including in relation to tax) which adds to the complexity of the governance and operation of its business processes and controls.
Exposure to such risks could impact Prudential’s operational resilience and ability to perform necessary business functions by disrupting its systems, operations, new business sales and renewals, distribution channels and services to customers, or result in the loss of confidential or proprietary data. Such risks, as well as any weaknesses in administration systems (such as those relating to policyholder records) or actuarial reserving processes, may also result in increased expenses, as well as legal and regulatory sanctions, decreased profitability, financial loss and customer conduct risk impacts, and may damage Prudential’s reputation and relationship with its customers and business partners. A failure to adequately oversee service partners (or their IT and operational systems and processes) could result in significant service degradation or disruption to Prudential’s business operations and customers, which may have reputational or conduct risk implications and could have a material adverse effect on the Group’s business, financial condition, results of operations and prospects.
Prudential’s business requires the processing of a large number of transactions for a diverse range of products. It also employs complex and interconnected IT and finance systems, models, and user developed applications in its processes to perform a range of operational functions. These functions include the calculation of regulatory or internal capital requirements, the valuation of assets and liabilities and the acquisition of new business using artificial intelligence and digital applications. Many of these tools form an integral part of the information and decision-making frameworks used by Prudential and the risk of adverse consequences arising from erroneous or misinterpreted tools used in core business activities, decision-making and reporting exists. Errors or limitations in these tools, or their inappropriate usage, may lead to regulatory breaches, inappropriate decision-making, financial loss, customer detriment, inaccurate external reporting or reputational damage. The long-term nature of much of the Group’s business also means that accurate records have to be maintained securely for significant time periods.

The performance of the Group’s core business activities and the uninterrupted availability of services to customers rely significantly on, and require significant investment in, resilient IT applications, infrastructure and security architectural design, data governance and management and other operational systems, personnel, controls and processes. During large-scale disruptive events or times of significant change, the resilience and operational effectiveness of these systems and processes at Prudential and/or its third party service providers may be adversely impacted. In particular, Prudential and its business partners are making increasing use of emerging technological tools and digital services, or forming strategic partnerships with third parties to provide these capabilities. Automated distribution channels to customers increase the criticality of providing uninterrupted services. A failure to implement appropriate governance and management of the incremental operational risks from emerging technologies may adversely impact Prudential’s reputation and brand, the results of its operations, its ability to attract and retain customers and its ability to deliver on its long-term strategy and therefore its competitiveness and long-term financial success.
Although Prudential’s IT, compliance and other operational systems, models and processes incorporate governance and controls designed to manage and mitigate the operational and model risks associated with its activities, there can be no complete assurance as to the resilience of these systems and processes to disruption or that governance and controls will always be effective. Due to human error, among other reasons, operational and model risk incidents do occur from time to time and no system or process can entirely prevent them. Prudential’s legacy and other IT systems, data and processes, as with operational systems and processes generally, may also be susceptible to failure or security/data breaches.
Attempts to access or disrupt Prudential’s IT systems, and loss or misuse of personal data, could result in loss of trust from Prudential’s customers and employees and reputational damage, which could have material adverse effects on the Group’s business, financial condition, results of operations and prospects.
Prudential and its business partners are increasingly exposed to the risk that individuals (which includes connected persons such as employees, contractors or representatives of Prudential or its third party service providers, and unconnected persons) or groups may intentionally or unintentionally disrupt the availability, confidentiality and integrity of its IT systems or compromise the integrity and security of data (both corporate and customer), including disruption from ransomware, malicious software designed to restrict Prudential’s access to data until the payment of a sum of money. Where these risks materialise, this could result in disruption to key operations, make it difficult to recover critical data or services or damage assets, any of which could result in loss of trust from Prudential’s customers and employees, reputational damage and direct or indirect financial loss. Cyber-security threats continue to evolve globally in sophistication and potential significance. Prudential’s increasing profile in its current markets and those in which it is entering, growing customer interest in interacting with their insurance providers and asset managers through the internet and social media, improved brand awareness, increasing adoption of the Group’s Pulse platform and the 2020 designation of Prudential as an Internationally Active Insurance Group (“IAIG”) could also increase the likelihood of Prudential being considered a target by cyber criminals. Ransomware campaigns have increased in frequency and represent an increasing threat to the financial services sector, with recent highly publicised attacks on financial services companies. The risk from untargeted but sophisticated and automated attacks remains present.
There is an increasing requirement and expectation on Prudential and its business partners not only to hold the data of customers, shareholders and employees securely, but also to ensure its ongoing accuracy and that it is being used in a transparent, appropriate and ethical way, including in decision-making where automated processes are employed. A failure to do so may result in regulatory scrutiny and sanctions and detriment to customers and third party partners, and may adversely impact the reputation and brand of the Group, its ability to attract and retain customers and deliver on its long-term strategy and therefore the results of its operations.
The risk to the Group of not meeting these requirements and expectations may be increased by the development of cloud-based infrastructure and the usage of digital distribution and service channels, which can collect a broader range of personal and health-related data from individuals at increased scale and speed, and the use of complex tools, machine learning and artificial intelligence technologies to process, analyse and interpret this data. New and currently unforeseeable regulatory issues may also arise from the increased use of emerging technology. Regulatory developments in cybersecurity and data protection (such as the ongoing development of a holistic data governance regime in China, including the Data Security Law, the Personal Information Protection Law, which came into effect in November 2021, the revised Measures for Cybersecurity Review and recently released draft rules on the provision of internet healthcare services) continue to progress worldwide. Such developments may increase the complexity of requirements and obligations in this area, in particular where they include national security restrictions or impose differing and/or conflicting requirements with those of other jurisdictions. These risks may also increase the financial and reputational implications for Prudential of regulatory non-compliance or a significant breach of IT systems or data, including at its joint venture or third party service providers. The international transfer of data may, as a global organisation, increase regulatory risks for the Group.
Although Prudential has experienced or has been affected by cyber and data breaches, to date, it has not identified a failure or breach, or an incident of data misuse in relation to its legacy and other IT systems and processes which has had a material impact on its operations. However, Prudential has been, and likely will continue to be, subject to potential damage from computer viruses, unauthorised access and cyber-security attacks such as ‘denial of service’ attacks (which, for example, can cause temporary disruption to websites and IT networks), phishing and disruptive software campaigns, and there can be no assurance that such events will not take place which may have material adverse consequential effects on Prudential’s business, financial condition, results of operations and prospects.
Prudential’s Pulse platform may increase existing business risks to the Group or introduce new risks as the markets in which it operates and its features, partnerships and product offerings develop.
Prudential’s digital platform, Pulse, is subject to a number of the risks discussed within this “Risk Factors” section. In particular, these include risks related to legal and regulatory compliance and the conduct of business; the execution of complex change initiatives; information security and data privacy; the use of models (including those using artificial intelligence) and the handling of personal data; the resilience and integrity of IT infrastructure and operations; and those relating to the management of third parties. These existing risks for the Group may be increased due to a number of factors:
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The number of current and planned markets in which Pulse operates, each with their own laws and regulations, regulatory and supervisory authorities, the scope of application of which may be uncertain or change at pace, may increase regulatory compliance risks;

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The implementation of planned platform features and offerings may require the delivery of complex, inter-connected change initiatives across current and planned markets. This may give rise to design and execution risks, which could be amplified where these change initiatives are delivered concurrently;

•
The platform includes functionality relating to user generated content, which may expose Prudential to legal liability or reputational risk in the hosting of that content;

•
The increased volume, breadth and sensitivity of data on which the business model of Pulse is dependent and to which the Group has access, holds, analyses and processes through its models, which increases data security, privacy and usage risks. The use of complex models, including where they use artificial intelligence for critical decision-making, in the application’s features and offerings may give rise to operational, conduct, litigation and reputational risks where they do not function as intended;

•
The platform and its services rely on a number of third party partners and providers, which may vary according to the market. This may increase operational disruption risks to the uninterrupted provision of services to customers, regulatory compliance and conduct risks, and the potential for reputational risks; and

•
Support for, and development of, the platform may be provided outside of the individual markets in which the platform operates, which may increase the complexity of local legal and regulatory compliance.

New product offerings and functionality may be developed and provided through the platform, which may introduce new regulatory, operational, conduct and strategic risks for the Group. Any slowdown in digitalisation may reduce user adoption rates, the current size of the user base of Pulse and/or the development of product and service offerings, which may impact the ability of the Group to deliver its digital strategy.

Regulations may be introduced which limit the permitted scope of online or digitally distributed insurance, asset management or medical services, which may restrict current or planned offerings provided by the Pulse platform. Markets may also introduce regulations with specific licensing requirements or requiring the provision of current or planned services via locally incorporated entities, which increases the regulatory and compliance risks associated with operating the Pulse platform.
A failure to implement appropriate governance and management of the incremental and new risks detailed above may adversely impact Prudential’s reputation and brand, its ability to attract and retain customers, its competitiveness and its ability to deliver on its long-term strategy.
Prudential operates in certain markets with joint venture partners, minority shareholders and other third parties. These businesses face the same risks as the rest of the Group and also give rise to certain risks to Prudential that the Group does not face with respect to its wholly-owned subsidiaries.
Prudential operates, and in certain markets is required by local regulation to operate, through joint ventures and other joint ownership or third-party arrangements. The financial condition, operations and reputation of Group may be adversely impacted, or the Group may face regulatory censure, in the event that any of its partners fails or is unable to meet its obligations under the arrangements, encounters financial difficulty, or fails to comply with local or international regulation and standards such as those pertaining to the prevention of financial crime. Reputational risks to the Group are amplified where any joint venture or jointly owned businesses carry the Prudential name.
A material proportion of the Group’s business comes from its joint ventures in China and India. For such operations the level of control exercisable by the Group depends on the terms of the contractual agreements, in particular, those terms providing for the allocation of control among, and continued cooperation between, the participants. As a result, the level of oversight, control and access to management information the Group is able to exercise over the extent of the exposure to material risks at these operations may be lower compared to the Group’s wholly owned businesses. This may increase the uncertainty for the Group over the financial condition of these operations, including the credit risk profile and valuation of their investment portfolios and the extent of their invested credit and counterparty credit risk exposure, resulting in heightened risks to the Group as whole. This may particularly be the case where the countries in which these operations are located experience market or sector-specific slowdowns, volatility or deterioration (such as the recent negative developments in the China property sector). In addition, the level of control exercisable by the Group could be affected by changes in the maximum level of non-domestic ownership imposed on foreign companies in certain jurisdictions. The exposure of the Group to the risks detailed in “— The implementation of large-scale transformation, including complex strategic initiatives, gives rise to significant design and execution risks and may affect Prudential’s operational capability and capacity. Any failure of these initiatives to meet their objectives may adversely impact the Group and the delivery of its strategy” above may also increase should the Group’s strategic initiatives include the expansion of the Group’s operations through joint ventures or jointly owned businesses.
In addition, a significant proportion of the Group’s product distribution is carried out through agency arrangements and contractual arrangements with third party service providers not controlled by Prudential, such as bancassurance arrangements, and the Group is therefore dependent upon the continuation of these relationships. A temporary or permanent disruption to these distribution arrangements, such as through significant deterioration in the reputation, financial position or other circumstances of the third party service providers, material failure in controls (such as those pertaining to the third party service provider system failure or the prevention of financial crime) or failure to meet any regulatory requirements could adversely affect Prudential’s reputation and its business, financial condition, results of operations and prospects.
Adverse experience relative to the assumptions used in pricing products and reporting business results could significantly affect Prudential’s business, financial condition, results of operations and prospects.
In common with other life insurers, the profitability of the Group’s businesses depends on a mix of factors including mortality and morbidity levels and trends, policy surrenders and take-up rates on guarantee features of products, investment performance and impairments, unit cost of administration and new business acquisition expenses. The Group’s businesses are subject to inflation risk. In particular, the Group’s medical insurance businesses are also exposed to medical inflation risk.
Prudential needs to make assumptions about a number of factors in determining the pricing of its products, for setting reserves, and for reporting its capital levels and the results of its long-term business operations.
A further factor is the assumption that Prudential makes about future expected levels of the rates of early termination of products by its customers (known as persistency). This is relevant to a number of lines of business in the Group. Prudential’s persistency assumptions reflect a combination of recent past experience for each relevant line of business and expert judgement, especially where a lack of relevant and credible experience data exists. Any expected change in future persistency is also reflected in the assumption. If actual levels of persistency are significantly different than assumed, the Group’s results of operations could be adversely affected.
In addition, Prudential’s business may be adversely affected by epidemics, pandemics and other effects that give rise to a large number of deaths or additional sickness claims, as well as increases to the cost of medical claims. Pandemics, significant influenza and other epidemics have occurred a number of times historically but the likelihood, timing, or the severity of future events cannot be predicted. The effectiveness of external parties, including governmental and non-governmental organisations, in combating the spread and severity of any epidemics, as well as pharmaceutical treatments and vaccines (and their roll-outs) and non-pharmaceutical interventions, could have a material impact on the Group’s claims experience. The risks to the Group resulting from the Covid-19 pandemic are included in “— The Covid-19 pandemic has significantly impacted financial market volatility and global economic activity, increased operational disruption risks for businesses and has adversely impacted Prudential’s sales in affected markets and its financial condition, results of operations and prospects. The full extent of the longer-term impacts from the pandemic remains uncertain” above.
Prudential uses reinsurance to selectively transfer mortality, morbidity and other risks. This exposes the Group to the counterparty risk of a reinsurer being unable to pay reinsurance claims or otherwise meet their commitments; the risk that a reinsurer changes reinsurance terms and conditions of coverage, or increases the price of reinsurance which Prudential is unable to pass on to its customers; the risk of ambiguity in the reinsurance terms and conditions leading to uncertainty whether an event is covered under a reinsurance contract; and the risk of being unable to replace an existing reinsurer, or find a new reinsurer, for the risk transfer being sought.
Any of the foregoing, individually or together, could have a material adverse effect on Prudential’s business, financial condition, results of operations and prospects.
Risks Relating to Legal and Regulatory Requirements
Prudential conducts its businesses subject to regulation and associated regulatory risks, including a change to the basis in the regulatory supervision of the Group, the effects of changes in the laws, regulations, policies and their interpretations and any accounting standards in the markets in which it operates.
Changes in government policy and legislation (including in relation to tax and data security), capital control measures on companies and individuals, regulation or regulatory interpretation applying to companies in the financial services and insurance industries in any of the markets in which Prudential operates (including those related to the conduct of business by Prudential or its third party distributors), or decisions taken by regulators in connection with their supervision of members of the Group, which in some circumstances may be applied retrospectively, may adversely affect Prudential. The impact from any regulatory changes may be material to Prudential, for example changes may be required to its product range, distribution channels, handling and usage of data, competitiveness, profitability, capital requirements, risk management approaches, corporate or governance structure and, consequently, reported results and financing requirements. Also, regulators in jurisdictions in which Prudential operates may impose requirements affecting the allocation of capital and liquidity between different business units in the Group, whether on a geographic, legal entity, product line or other basis. Regulators may also change solvency requirements, methodologies for determining components of the regulatory or statutory balance sheet including the reserves and the level of capital required to be held by individual businesses (with implications to the Group capital position), the regulation and expectations of customers-facing processes including selling practices, and could introduce changes that impact products sold or that may be sold. Furthermore, as a result of interventions by governments in light of financial and global economic conditions, there may continue to be changes in government regulation and supervision of the financial services industry, including the possibility of higher capital requirements, restrictions on certain types of transactions and enhancement of supervisory powers.
In the markets in which it operates, Prudential is subject to regulatory requirements and obligations with respect to financial crime, including anti-money laundering, and sanctions compliance, which may either impose obligations on the Group to act in a certain manner or restrict the way that it can act in respect of specified individuals, organisations, businesses and/or governments. A failure to do so may adversely impact the reputation of Prudential and/or result in the imposition of legal or regulatory sanctions or restrictions on the Group. For internationally active groups such as Prudential, operating across multiple jurisdictions increases the complexity of legal and regulatory compliance. Compliance with Prudential’s legal or regulatory obligations, including those in respect of international sanctions, in one jurisdiction may conflict with the law or policy objectives of another jurisdiction, or may be seen as supporting the law or policy objectives of that jurisdiction over another, creating additional legal, regulatory compliance and reputational risks for the Group. These risks may be increased where uncertainty exists on the scope of regulatory requirements and obligations, and where the complexity of specific cases applicable to the Group is high.
Further information on specific areas of regulatory and supervisory requirements and changes are included below.
(a)   Group-wide Supervision
The Hong Kong IA has been the Group-wide supervisor of Prudential since 21 October 2019. To align Hong Kong’s regulatory regime with international standards and practices, the Hong Kong IA has developed a GWS Framework for multinational insurance groups under its supervision. The GWS Framework is based on a principle-based and outcome-focused approach, and allows the Hong Kong IA to exercise direct regulatory powers over the designated holding companies of multinational insurance groups. The GWS Framework became effective for Prudential upon designation by the Hong Kong IA on 14 May 2021, subject to transitional arrangements allowed in legislation which have been agreed with the Hong Kong IA.
Under the GWS Framework , all debt instruments, both senior and subordinated, issued by Prudential as at the date of designation meet the transitional conditions set by the Hong Kong IA and are included as eligible Group capital resources.
Whilst the regulatory requirements have been finalised and are in effect, given the early nature of the regime, there is a risk that the interpretations of the principle-based regulatory requirements made by the Group in complying with the regulatory requirements may differ in some aspects from the interpretations made by the Hong Kong IA in their supervision of these principle-based regulatory requirements or as a result of the potential for further regulatory guidance to be issued.
(b)   Global regulatory requirements and systemic risk regulation
Currently there are also a number of ongoing global regulatory developments which could impact Prudential’s businesses in the many jurisdictions in which they operate. These include the work of the Financial Stability Board (the ‘FSB’) in the area of systemic risk including the reassessment of the designation of G-SIIs, and the Insurance Capital Standard (the “ICS”) being developed by the International Association of Insurance Supervisors (the “IAIS”). In addition, regulators in a number of jurisdictions in which the Group operates are further developing their local capital regimes. There remains a high degree of uncertainty over the potential impact of such changes on the Group.
Efforts to curb systemic risk and promote financial stability are also under way. At the international level, the FSB continues to develop recommendations for the asset management and insurance sectors, including ongoing assessment of systemic risk measures. The IAIS has continued to focus on the following key developments.

In November 2019 the IAIS adopted the Common Framework (“ComFrame”) which establishes supervisory standards and guidance focusing on the effective group-wide supervision of Internationally Active Insurance Groups (“IAIGs”). Prudential was included in the first register of IAIGs released by the IAIS on 1 July 2020 and was designated an IAIG by the Hong Kong IA following an assessment against the established criteria in ComFrame.
The IAIS has also been developing the ICS (“Insurance Capital Standard”) as part of ComFrame. The implementation of ICS will be conducted in two phases: a five-year monitoring phase followed by an implementation phase. The Aggregation Method is one of the alternatives being considered to the default approach undertaken for the ICS during the monitoring period and the related proposals are being led by the National Association of Insurance Commissioners (“NAIC”).
In November 2019 the FSB endorsed a new Holistic Framework (“HF”), intended for the assessment and mitigation of systemic risk in the insurance sector, for implementation by the IAIS in 2020 and has suspended G-SII designations until completion of a review to be undertaken in 2022. Many of the previous G-SII measures have already been adopted into the Insurance Core Principles (“ICPs”) and ComFrame, as well as under the Hong Kong IA’s GWS Framework. As an IAIG, Prudential is expected to be subject to these measures. The HF also includes a monitoring element for the identification of a build-up of systemic risk and to enable supervisors to take action where appropriate.
There continues to be material change in the regulatory guidance in this area, including several areas still in development as part of the IAIS’s HF implementation and any new or changing regulations could have a further impact on Prudential. Recent developments include:
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On 18 January 2022, the IAIS released its 2022-23 roadmap. In addition to those related to the HF and ICS, key areas of focus will include activities and initiatives focusing on operational and cyber resilience in the insurance sector including IT third-party outsourcing, climate change risk, financial inclusion, culture and conduct, diversity, equity and inclusion, fintech and policyholder protection schemes and their role in insurer resolution;

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The IAIS is proposing to introduce liquidity metrics to be used as ancillary indicators, with the phase 2 consultation completed in January 2022;

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A consultation on an application paper on macroprudential supervision was also launched by the IAIS in March 2021;

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Following the publication of its 2020 Resolution Report in November 2020, the FSB released practice papers for consultation on intra-group connectedness and resolution funding for insurers, with input requested by 12 March 2022. Resolution regimes will continue to be a near term focus in the FSB’s financial stability work, potentially being a key tool in informing decisions around the reformed G-SII designation. These consultations constitute the last of the FSB’s systemic risk work for insurers, prior to the designation assessment planned at year end 2022; and

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The IMF released a Financial System Stability Assessment for Hong Kong in June 2021. One of the conclusions of the report was that there is room to further strengthen the macroprudential framework by enhancing systemic risk assessment and communication.

(c)   Regional regulatory regime developments, including climate-related regulatory changes
In the Group’s key markets, regulatory changes and reforms are in progress, with some uncertainty on the full impact to Prudential:
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In China, regulatory tightening across a number of industries in 2021, which may continue across other industries, has driven market volatility, heightened credit risk, adversely impacted business sentiment, with the potential for broader financial contagion. Other recent regulatory developments in China which may potentially increase compliance risk to the Group include the following:

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Development of a holistic data governance regime in China, which have recently included the Data Security Law, the Personal Information Protection Law, and the revised Measures for Cybersecurity Review;

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The CBIRC recently released new regulations on internet life insurance sales in China which include restrictions on the selling of certain long-term products online, effective 31 December 2021; and

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On 26 October 2021 the National Health Commission released for public comment draft rules on the internet healthcare services, which include restrictions on online AI-driven diagnosis and treatments as well as requirements including real-time supervision by provincial internet supervision platforms and meeting financial and operational criteria, including certain risk management and corporate governance ratings. These rules may have implications for the Group’s plans for its Pulse platform in China.

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In Hong Kong, the Hong Kong IA is seeking to align the territory’s insurance regime with international standards and has been developing a risk-based capital (“RBC”) framework. The RBC framework will comprise three pillars: quantitative requirements, including assessment of capital adequacy and valuation; qualitative requirements, including corporate governance, Enterprise Risk Management as well as Own Risk and Solvency Assessment; and public disclosures and transparency of information. The Hong Kong IA is permitting applications for early adoption of the framework.

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In Malaysia, Bank Negara Malaysia (“BNM”), the central bank of Malaysia, has initiated a multi-phase review of its current RBC frameworks for insurers and takaful operators which has been conducted since 2018. The review aims to ensure that the frameworks remain effective under changing market conditions, facilitate consistent and comparable capital adequacy measurement across the insurance and takaful industry, where appropriate, and achieve greater alignment with key elements of the global capital standards such as ICS, where appropriate. The timing of the effective date of the updated rules currently remains uncertain but certain changes, such as the applicable discount rate on liabilities, are expected to come into effect in 2022.

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In China, the China Banking and Insurance Regulatory Commission (“CBIRC”) announced plans for its China Risk Oriented Solvency System (“C-ROSS”) Phase II in 2017. Quantitative impact studies have been performed in 2020 and 2021. On 30 December 2021, the CBIRC released the official regulation for C-ROSS II, which is effective for Q1 2022 solvency reporting.

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In Indonesia, regulatory and supervisory focus on the insurance industry remains high. The Financial Services Authority of Indonesia, the Otoritas Jasa Keuangan (“OJK”) has been revising investment linked products (“ILP”) regulations with the aim of increasing insurance penetration and better protecting customer interests and improving market conduct. The final regulations are expected to be issued during 2022 and will have implications for the product strategies and insurance and compliance risks for insurers. General supervisory focus on insurer governance has increased, in particular on the autonomy of decision-making of local insurers. The OJK has also focused on consumer protection regulations more broadly and has recently enhanced regulatory requirements on IT risk management. Since the 2014 Insurance Law, the industry has been subject to regulatory expectations on the separation of conventional and Sharia business.

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In Malaysia, BNM issued a circular letter in Q1 2021 specifying requirements for the design and disclosure of ILPs which provide extension of coverage beyond the initial coverage term. These changes aim to improve the appropriateness of product design and the customer disclosures provided on ILP policy documents. The new requirements for ILP products sold since March 2021 came into effect on 22 September 2021, while for all in-force products sold prior to March 2021 the proposed effective date has been extended to 1 April 2022. The changes are expected to materially impact insurer systems, disclosures, customer communications, sales conduct and post-sale processes.

The pace and volume of climate-related regulatory changes is also increasing. Regulators including the Hong Kong Monetary Authority, the Monetary Authority of Singapore, BNM in Malaysia and the Financial Supervisory Commission in Taiwan are in the process of developing supervisory and disclosure requirements or guidelines related to the environment and climate change. It is expected that other regulators will develop similar requirements. These changes may give rise to compliance, operational and disclosure risks requiring Prudential to coordinate across multiple jurisdictions in order to apply a consistent risk management approach.

(d)   IFRS 17
Prudential’s consolidated accounts are prepared in accordance with current IFRS applicable to the insurance industry. In May 2017, the IASB published its standard on insurance accounting (IFRS 17, “Insurance Contracts”) which replaces the current IFRS 4 standard. Some targeted amendments to this standard, including to the effective date, were issued in June 2020 and December 2021. IFRS 17, ‘Insurance Contracts’, as amended, will have the effect of introducing fundamental changes to the statutory reporting of insurance entities that prepare accounts according to IFRS from 2023. The standard is subject to endorsement in the UK via the UK Endorsement Board. Prudential has a Group-wide implementation programme underway to implement this new standard. A reliable estimate of the effect of changes required to the Group’s accounting policies as a result of implementing this standard, which is expected to alter the timing of IFRS profit recognition, is not yet available as implementation is underway. The implementation of this standard involves significant enhancements to the IT, actuarial and finance systems of the Group.
Apart from IFRS 17, any other changes or modification of IFRS accounting policies may also require a change in the way in which future results will be determined and/or a retrospective adjustment of reported results to ensure consistency.
(e)   Inter-bank offered rate (“IBOR”) reforms
In July 2014, the FSB announced widespread reforms to address the integrity and reliability of IBORs. The discontinuation of IBORs in their current form and their replacement with alternative risk-free reference rates such as the Secured Overnight Financing Rate (“SOFR”) in the US and the Singapore Swap Offer Rate (“SOR”) could, among other things, impact the Group through an adverse effect on the value of Prudential’s assets and liabilities which are linked to or which reference IBORs, a reduction in market liquidity during any period of transition and increased legal and conduct risks to the Group arising from changes required to documentation and its related obligations to its stakeholders.
(f)   Investor contribution schemes
Various jurisdictions in which Prudential operates have created investor compensation schemes that require mandatory contributions from market participants in some instances in the event of a failure of a market participant. As a major participant in the majority of its chosen markets, circumstances could arise in which Prudential, along with other companies, may be required to make such contributions.
The conduct of business in a way that adversely impacts the fair treatment of customers could have a negative impact on Prudential’s business, financial condition, results of operations and prospects or on its relations with current and potential customers.
In the course of its operations and at any stage of the product lifecycle, the Group or its intermediaries may conduct business in a way that adversely impacts customer outcomes and the fair treatment of customers (“conduct risk”). This may arise through a failure to: design, provide and promote suitable products and services to customers that meet their needs, are clearly explained or deliver real value, provide and promote a high standard of customer service, appropriately manage customer information, or appropriately handle and assess complaints. A failure to identify or implement appropriate governance and management of conduct risk may result in harm to customers and regulatory sanctions and restrictions, and may adversely impact Prudential’s reputation and brand, its ability to attract and retain customers, its competitiveness and its ability to deliver on its long-term strategy.
Prudential is, and in the future may continue to be, subject to legal and regulatory actions in the ordinary course of its business on matters relevant to the delivery of customer outcomes. Such actions relate, and could in the future relate, to the application of current regulations or the failure to implement new regulations (including those relating to the conduct of business), regulatory reviews of broader industry practices and products sold (including in relation to lines of business already closed) in the past under acceptable industry or market practices at the time and changes to the tax regime affecting products. Regulators may also focus on the approach that product providers use to select third-party distributors and to monitor the appropriateness of sales made by them. In some cases, product providers can be held responsible for the deficiencies of third-party distributors.

There is a risk that new regulations introduced may have a material adverse effect on the sales of the products by Prudential and increase Prudential’s exposure to legal risks. Any regulatory action arising out of the Group’s position as a product provider could have an adverse impact on the Group’s business, financial condition, results of operations and prospects, or otherwise harm its reputation.
Litigation, disputes and regulatory investigations may adversely affect Prudential’s business, financial condition, cash flows, results of operations and prospects.
Prudential is, and may in the future be, subject to legal actions, disputes and regulatory investigations in various contexts, including in the ordinary course of its insurance, investment management and other business operations. These legal actions, disputes and investigations may relate to aspects of Prudential’s businesses and operations that are specific to Prudential, or that are common to companies that operate in Prudential’s markets. Legal actions and disputes may arise under contracts, regulations (including tax) or from a course of conduct taken by Prudential, and may be class actions. Although Prudential believes that it has adequately provided in all material respects for the costs of litigation and regulatory matters, no assurance can be provided that such provisions are sufficient. Given the large or indeterminate amounts of damages sometimes sought, other sanctions that might be imposed and the inherent unpredictability of litigation and disputes, it is possible that an adverse outcome could have an adverse effect on Prudential’s business, financial condition, cash flows, results of operations and prospects.
Changes in tax legislation may result in adverse tax consequences for the Group’s business, financial condition, results of operations and prospects.
Tax rules, including those relating to the insurance industry, and their interpretation may change, possibly with retrospective effect in any of the jurisdictions in which Prudential operates. Significant tax disputes with tax authorities, and any change in the tax status of any member of the Group or in taxation legislation or its scope or interpretation could affect Prudential’s business, financial condition, results of operations and prospects.
The Organisation for Economic Co-operation and Development (“OECD”) is currently undertaking a project intended to modernise the global international tax system, commonly referred to as Base Erosion and Profit-Shifting 2.0 (“BEPS 2.0”). The project has two pillars. The first pillar is focused on the allocation of taxing rights between jurisdictions for in-scope multinational enterprises that sell cross-border goods and services into countries with little or no local physical presence. The second pillar is focused on developing a global minimum tax rate of 15 percent applicable to in-scope multinational enterprises.
On 8 October 2021 the OECD issued a statement setting out the high level principles which have been agreed by over 130 jurisdictions involved in the project. Based on the 8 October 2021 OECD statement, Prudential does not expect to be affected by proposals under the first pillar given they include an exemption for regulated financial services companies.
On 20 December 2021 the OECD published detailed model rules for the second pillar, with implementation of the rules envisaged by 2023. These rules will apply to Prudential where implemented into the national law of jurisdictions where it has entities within the scope of the rules. On 11 January 2022, the UK government issued a consultation on the UK implementation of these rules, with the intention of including required legislation in Finance Bill 2022-23 and for the rules to be effective from 1 April 2023. Detailed commentary on the OECD’s model rules was published on 14 March 2022. The early indications are that some jurisdictions may also introduce a domestic minimum tax for in-scope multinationals alongside introducing the global rules. As Prudential operates in a number of jurisdictions where the effective tax rate can be less than 15 per cent, the implementation of the model rules and/or equivalent domestic minimum tax rules may have an adverse impact on the Group. Until further clarity is provided on how relevant jurisdictions will implement the model rules and any domestic minimum tax regimes, the full extent of the long-term impact on Prudential’s business, tax liabilities and profits remains uncertain.

Risks Relating to the Notes
The terms of the indenture that will govern the notes and the notes do not prohibit Prudential from taking actions that could adversely impact your investment in the notes.
The indenture that will govern the notes and the notes do not:
•
require Prudential to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
restrict Prudential’s ability to repurchase or prepay any of its other securities or other indebtedness;

•
restrict Prudential’s ability to make investments or to repurchase, pay dividends or make other payments in respect of its ordinary shares or other securities ranking junior to the notes;

•
restrict the amount of indebtedness Prudential may incur;

•
restrict Prudential’s ability to enter into transactions with affiliates;

•
restrict Prudential’s ability to sell assets;

•
restrict Prudential’s ability to enter into highly leveraged transactions; or

•
require Prudential to repurchase the notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture that will govern the notes and the notes do not restrict Prudential’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
The notes will not be guaranteed by any of Prudential’s subsidiaries and will be effectively subordinated to any existing and future liabilities of its subsidiaries.
Prudential is a holding company and conducts operations through its subsidiaries. Prudential’s subsidiaries own a significant portion of the Group’s assets and conduct a significant portion of the Group’s operations. Because none of Prudential’s subsidiaries are guarantors of the notes, Prudential’s subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose and claims of holders of the notes will be structurally subordinate to the claims of creditors of Prudential’s subsidiaries. These subsidiaries may not be able to, or may not be permitted to, make distributions to enable Prudential to make payments in respect of its indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from Prudential’s subsidiaries. The indenture under which the notes will be issued will not limit the ability of Prudential’s subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to Prudential. In the event that Prudential does not receive distributions from its subsidiaries, it may be unable to make required principal and interest payments on its indebtedness, including the notes. All obligations of Prudential’s subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to Prudential.
The notes will be effectively subordinated to any of Prudential’s secured indebtedness to the extent of the value of the property securing that indebtedness.
The notes will not be secured by any of the Group’s assets. As a result, the notes will be effectively subordinated to any of Prudential’s secured indebtedness with respect to the assets that secure that indebtedness to the extent of the value of such assets. The indenture under which the notes will be issued will permit the Group to incur secured debt under specified circumstances. The effect of this subordination is that upon a default in payment on, or the acceleration of, any secured indebtedness, or in the event of the bankruptcy, insolvency, liquidation, dissolution or reorganization of Prudential, the proceeds from the sale of assets securing Prudential’s secured indebtedness will be available to pay obligations on the notes only after all secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of Prudential’s bankruptcy, insolvency, liquidation, dissolution or reorganization.

Prudential may redeem the notes prior to their maturity.
Prudential may redeem the notes in whole at any time or in part from time to time (i) during the three-month period prior to, and including,                 ,           at a redemption price equal to 100% of their principal amount, or (ii) prior to           ,           at a redemption price equal to 100% of their principal amount plus a “make-whole” amount, in each case plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the date of redemption. Prudential may also redeem the notes in whole, but not in part, upon the occurrence of a “Tax Event” at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the date of redemption. If the notes are redeemed, the redemption may be a taxable event to you. See “Material U.K. and U.S. Federal Income Tax Consequences”. Events that would constitute a “Tax Event” could occur at any time and could result in the notes being redeemed earlier than would otherwise be the case. In the event Prudential chooses to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.
If an active trading market does not develop for the notes, you may be unable to sell your notes at all or at a price that you deem sufficient.
The notes are a new issue of securities for which there currently is no established trading market. Although Prudential intends to list the notes on the New York Stock Exchange, no assurances can be made that the notes will become or remain listed. Failure of the notes to be listed on, or the delisting of the notes from, the New York Stock Exchange may have a material adverse effect on a holder’s ability to sell the notes. Although certain of the underwriters have informed Prudential’s that they currently intend to make a market in the notes after completion of this offering, they have no obligation to do so and may discontinue making a market in the notes at any time without notice. No assurance can be given:
•
that a market for the notes will develop or continue;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell any notes you may own or the prices at which you may be able to sell your notes.

If a trading market does develop for the notes, changes in Prudential’s credit ratings or the debt markets could adversely affect the market price of the notes.
The market price for the notes depends on many factors, including, among other things:
•
Prudential’s credit ratings with major credit rating agencies, including with respect to the notes;

•
the prevailing interest rates being paid by other companies similar to Prudential;

•
Prudential’s operating results, financial condition, financial performance and future prospects; and

•
economic, financial, geopolitical, regulatory and judicial events that affect Prudential’s, the industries and markets in which it is doing business and the financial markets generally.

The price of the notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.
Prudential’s credit ratings may not reflect all risks of your investments in the notes.
Prudential’s credit ratings are an assessment by rating agencies of its ability to pay its debts when due. Consequently, real or anticipated changes in its credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Credit ratings of the notes may change and affect the market price and marketability of the notes.
Credit rating agencies continually review their ratings for the companies that they follow, including Prudential. The credit rating agencies also evaluate the insurance industry as a whole and may change Prudential’s credit ratings based on their overall view of the industry in which Prudential operates. Additionally, rating agencies may make changes in their capital models and rating methodologies. In December 2021, for example, Standard and Poor’s announced proposed changes to its rating methodologies. The proposed changes have not been finalized. Thus, the impact, if any, that these changes may have on Prudential’s credit ratings is unknown. There can be no assurance that Prudential’s credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in Prudential’s credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market price or marketability of the notes and increase Prudential’s borrowing costs.

USE OF PROCEEDS
The net proceeds from the sale of the notes, less the underwriting discount and estimated expenses payable by us are estimated to be $      . We intend to use these proceeds for repayment of a $350 million bank loan. The bank loan pays a floating rate of interest linked to compounded daily SOFR and has a maturity date of November 12, 2024 with the next voluntary prepayment date being May 12, 2022.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our consolidated capitalization as of December 31, 2021 on (1) an actual basis, (2) as adjusted to give effect to the debt redemption in January 2022 (as described further below) and (3) as further adjusted to give effect to the issuance of the notes in this offering. You should read the following information in conjunction with “Use of Proceeds” contained elsewhere in this prospectus supplement and our consolidated financial statements and the notes to those financial statements and the information in our annual report on Form 20-F for the year ended 2021, which are incorporated by reference in this prospectus supplement.
	As of December 31, 2021
	Actual	As Adjusted(3)	As Further Adjusted(4)
	(in $ millions)
Cash and cash equivalents	$7,170	$5,445	$
Short-term debt:
Commercial paper program	500	500		500
Other borrowings	10	10		10
Total short-term debt(1)	510	510		510
Long-term debt:
Subordinated debt	4,075	2,350		2,350
Senior debt and bank loan	2,052	2,052
Total long-term debt(2)	$6,127	$4,402	$
Shareholders’ equity (excluding non-controlling interests)	17,088	17,088		17,088
Total capitalization	$23,725	$22,000	$

Notes:
(1)
Short-term debt includes borrowings in respect of commercial paper and other borrowings. Lease liabilities under IFRS 16 of $347 million and other operational borrowings attributable to with-profits businesses of $4 million are excluded. See note C5.2 to our consolidated financial statements in our Annual Report on Form 20-F for the year ended December 31, 2021 for further details.

(2)
Long-term debt comprises core structural borrowings of shareholder-financed businesses. See note C5.1 to our consolidated financial statements in our Annual Report on Form 20-F for the year ended December 31, 2021 for further details.

(3)
In January 2022, Prudential completed the redemption of $1,725 million of subordinated debt. This column sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2021 as adjusted to reflect the reduction of $1,725 million in Cash and cash equivalents and Subordinated debt as a result of this redemption after the balance sheet date.

(4)
The estimated net proceeds from the issuance of the notes, after deducting the underwriting discount and estimated expenses payable by us, is $      million. This column sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2021, as adjusted to reflect the increase in Cash and cash equivalents and Senior debt and bank loan. The cash proceeds from the issuance of the notes are intended to be used as described in “Use of Proceeds.”

DESCRIPTION OF THE NOTES
Prudential plc (“Prudential” or the “Issuer”) will issue the Notes (as defined below) under the base senior indenture (the “Base Indenture”) dated April 14, 2020 between the Issuer and Citibank, N.A., as trustee (the “Trustee”), as supplemented by the second supplemental indenture, to be entered into between the Issuer and the Trustee on the issue date of the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description is not complete and is qualified in all respects by reference to the Indenture, copies of which may be obtained from the Issuer as described under “Where You Can Find More Information in the accompanying prospectus.” You should read the Indenture carefully to fully understand the terms of the Notes.
The Notes are a series of “Senior Debt Securities” as described in the accompanying prospectus. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Debt Securities set forth in the accompanying prospectus under the caption “Description of the Senior Debt Securities.” The description that follows, however, supersedes the information set forth in the accompanying prospectus to the extent inconsistent with that information.
General Terms of the Notes
The    % notes due           (the “Notes”) initially will be limited to $      in aggregate principal amount. The Issuer may issue from time to time, without giving notice to or seeking the consent of the holders of the Notes, additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes offered hereby, except for the initial public offering price and the issue date. Any additional Notes having such similar terms, together with the Notes being offered hereby, will constitute a single series of debt securities for all purposes under the Indenture, provided that if such additional notes are not fungible with the original Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number, ISIN number or other identifier.
The Trustee will initially be the security registrar and the paying agent for the Notes. The Notes will be issued only in fully registered form and will initially be represented by one or more global securities and will be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, without coupons. No service charge will be made for any registration of transfer or exchange of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection with the transfer or exchange. All payment obligations under the Notes will be payable in U.S. dollars.
Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Issuer maintained for such purposes (which initially will be the Corporate Trust Office); provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the person entitled to it as shown on the security register. We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global securities will be made in accordance with the procedures of The Depository Trust Company (“DTC”) and its participants in effect from time to time. DTC will act as depository for the global securities.
There is no collateral support with respect to the Notes, and the Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.
Ranking
The Notes will constitute our direct unsubordinated and (subject to the provisions set forth in the accompanying prospectus under the caption “Description of the Senior Debt Securities — Status of the Senior Debt Securities — Senior Debt Securities — Negative Pledge”) unsecured obligations, without any preference among themselves and will rank at least equally with all of our other unsecured and unsubordinated obligations. This will be subject to such exceptions as are from time to time applicable under the laws of the United Kingdom and to laws or legal procedures of general applicability relating to or affecting creditors’ rights.
Maturity and Interest
The Notes are scheduled to mature on           ,           (the “Maturity Date”).

The Notes will bear interest at the fixed rate of    % per annum. Interest on the Notes will be payable semi-annually in arrears on           and           of each year, commencing on           , 2022, to holders of record on the immediately preceding           or           , respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from           , 2022. Interest on the Notes will be computed on the basis of a 360-day year comprising twelve 30-day months. If any interest payment date falls on a day that is not a Business Day, the interest payment will be postponed until the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such interest payment date to such next succeeding Business Day. Similarly, if the Maturity Date falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date to such next succeeding Business Day. The Trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest or any premium payable on the notes.
Optional Redemption
Prior to           ,      (three months prior to the Maturity Date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus           basis points less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to the redemption date.
On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon and Additional Amounts, if any, to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any paying agent will have any obligation to calculate any redemption price or any component thereof in respect of the notes and the Trustee and each paying agent will be entitled to receive and conclusively rely upon an officer’s certificate delivered by us that specifies any redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. The notice of redemption for such Notes will state, among other things, the redemption date, the manner in which the redemption price will be calculated, including the portion thereof representing any accrued and unpaid interest and Additional Amounts, if any, and the place or places where payment will be made upon presentation and surrender of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Tax Redemption
The Notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, at any time upon the occurrence of a Tax Event (a “Tax Event Redemption”). In a Tax Event Redemption, the Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the date fixed for redemption, and any Additional Amounts thereon.
A “Tax Event” means an event where the Issuer determines that, as a result of any actual or proposed change in, or amendment to, the laws, regulations or treaties of the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax, or in the application or interpretation of such laws, regulations or treaties: (i) in making any interest payments, it has paid, or it will or would on the next interest payment date be required to pay, Additional Amounts and the same cannot be avoided by using reasonable measures available to it; (ii) payments on the next interest payment date in respect of any Notes would be treated as “distributions” within the meaning of section 1000 of the UK Corporation Tax

Act 2010 (as amended, re-enacted or replaced); or (iii) the Issuer would not be entitled to obtain a deduction in computing its UK tax liabilities in respect of any interest payment on the Notes as a class or the value of the deduction to the Issuer would be materially reduced.
A Tax Event Redemption must be made on not less than 30 nor more than 60 days’ notice to the Trustee and the holders of the Notes in writing. Any notice of redemption issued hereunder shall be irrevocable. Each Note will cease to bear interest from the due date for its redemption unless payment of principal is improperly withheld or refused.
The notice of redemption shall state the specified redemption date, the facts establishing the right of the Issuer to redeem the Notes and that all outstanding Notes will be redeemed at the applicable redemption price on the redemption date automatically and without any further action by the holders.
Negative Pledge
The provisions set forth in the accompanying prospectus under the caption “Description of the Senior Debt Securities — Status of the Senior Debt Securities — Senior Debt Securities — Negative Pledge” shall apply to the Notes.
Events of Default
The provisions set forth in the accompanying prospectus under the caption “Description of the Senior Debt Securities — Defaults, Remedies and Waivers of Default — Defaults and Remedies” shall apply to the Notes.
Discharge and Defeasance
No provisions with respect to satisfaction and discharge or defeasance apply with respect to the Notes.
Payment of Additional Amounts
All payments of principal and interest by or on behalf of the Issuer in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom, or any political sub-division of, or any authority of, or in, the United Kingdom having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer will in respect of payments of principal and interest pay such additional amounts on the Notes as shall be necessary in order that the net amounts received by the holders of the Notes after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of any requirements to make such withholding or deduction (“Additional Amounts”), except that no such Additional Amounts shall be payable in relation to any Notes:
(a)
presented for payment by, or on behalf of, a holder who is liable for such taxes, duties or governmental charges in respect of such Notes by reason of his having some connection with the United Kingdom other than the mere holding of such Notes; or

(b)
presented for payment by, or on behalf of, a holder who would be able to avoid such withholding or deduction by complying with any statutory requirements (including, but not limited to, obtaining and/or presenting any form of certificate) or by making a declaration or any other statement or claim for exemption (including, but not limited to, a declaration of non-residence), but fails to do so; or

(c)
presented for payment more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day.

“Relevant Date” means the date on which a payment first becomes due and payable, except that, if the full amount of the moneys payable has not been received by the paying agent or the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of the Notes, notice to that effect shall have been duly given to the holders of the Notes.
“Payment Day” means any day which is, subject to the provisions described below under the caption “— Prescription,” a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England and the City of New York.
References herein to “principal” and “interest” with respect to the Notes include any Additional Amounts which are or would be payable with respect to such principal and/or interest.
Substitution of the Issuer
The Trustee, upon receipt of (a) an officers’ certificate from the Issuer stating that the proposed substitution of the Issuer will not be materially prejudicial to the interests of the holders of the Notes, and (b) an opinion of legal counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such substitution had not occurred, may but shall not be obligated to agree with the Issuer, without the consent of the holders of the Notes, to the substitution in place of the Issuer as principal debtor under the Indenture and the Notes of:
(i)
any subsidiary of the Issuer;

(ii)
any successor in business of the Issuer;

(iii)
any direct or indirect holding company of the Issuer; or

(iv)
any other subsidiary of such holding company;

provided that except where the new principal debtor is the successor in business or holding company of the Issuer, the obligations of such new principal debtor under the Indenture and the Notes shall be unconditionally and irrevocably guaranteed by the Issuer or its holding company; and provided further that the obligations of the Issuer or, as the case may be, its holding company under such guarantee shall be unsubordinated on a basis considered to that described herein; and provided further, without prejudice to the generality of the foregoing, if the substituted issuer is incorporated, domiciled or resident in a territory other than the United Kingdom, undertakings or covenants are given by the substitute issuer in terms corresponding to the provisions herein as regards Additional Amounts with the substitution for the references to the United Kingdom of references to the territory in which the substitute issuer is incorporated, domiciled or resident and/or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the substitute issuer is otherwise subject generally.
Governing Law
The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Listing
We intend to apply to list the Notes on the New York Stock Exchange. We expect trading in the Notes on the New York Stock Exchange to begin within 30 days of the issue date.

BOOK-ENTRY; DELIVERY AND FORM
The notes initially will be represented by one or more permanent global securities in fully registered form (the “Global Notes”). The Global Notes will be deposited upon issuance with DTC, and registered in the name of a nominee of DTC in the form of a global certificate.
The Global Notes
DTC has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.
So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.
Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of we, the trustee or any paying agent under the indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
DTC has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, to credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.
DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.
DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated Securities
A Global Note is exchangeable for certificated securities if:
•
DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days; or

•
we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form.

In addition, beneficial interests in a Global Note may be exchanged for certificated securities upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, certificated securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

MATERIAL U.K. AND U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.K. and U.S. federal income tax consequences of the ownership and disposition of the notes by a “U.S. holder” described below that is not connected with us for relevant tax purposes, that holds the notes as capital assets and that purchases them as part of the initial offering of the notes at their “issue price”, which will be equal to the first price to the public (not including bondhouses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust subject to the control of one or more United States persons and the primary supervision of a U.S. court or that has in effect a valid election to be treated as a United States person.
This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to U.S. holders subject to special rules, such as:
•
persons who are resident in the United Kingdom for U.K. tax purposes or who are domiciled or deemed to be domiciled in the United Kingdom;

•
certain financial institutions;

•
insurance companies;

•
tax-exempt entities;

•
certain U.S. expatriates;

•
individual retirement accounts and other tax-deferred accounts;

•
dealers or traders in securities that use the mark-to-market method of tax accounting;

•
persons holding notes as part of a straddle, hedging, conversion or other integrated transaction;

•
persons whose functional currency is not the U.S. dollar;

•
partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•
certain persons connected with us; or

•
persons carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom or otherwise holding notes in connection with a trade or business outside the United States.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding notes, or a partner therein, you should consult your tax advisor as to the particular U.S. federal income tax consequences to you of holding and disposing of the notes.
The statements regarding U.K. and U.S. tax laws and practices set out below, including those regarding the U.K./U.S. double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and the Treaty as of the date hereof. They are subject to changes in those laws, practices and the Treaty, and any relevant judicial decision interpreting any of the foregoing, after the date hereof, which changes may apply with retrospective effect. This summary is does not consider all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder, and does not consider any special tax accounting rules under Section 451 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) nor any alternative minimum tax or Medicare contribution tax consequences. Furthermore, this summary does not address any U.S. state or local tax consequences or any federal tax consequences other than U.S. federal income tax consequences. You should satisfy yourself as to the tax consequences of the acquisition, ownership and disposition of the notes.

United Kingdom
References to “interest” in the below mean interest as understood in U.K. tax law. By way of example, certain redemption premiums could be treated as interest for these purposes. The statements below do not take any account of any different definition of “interest” which may prevail under any other law or which may be created by the terms and conditions of the notes.
Payments
Interest that we pay on the notes will be made without withholding for or deduction of U.K. income tax, provided that the notes are and remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 (the “Act”). The New York Stock Exchange is currently a “recognised stock exchange” for these purposes. The notes will be treated as listed on the New York Stock Exchange if they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in the European Economic Area (“EEA”) states and are admitted to trading on the New York Stock Exchange.
In all other cases, an amount on account of U.K. income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding of U.K. income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If the notes are not listed on a “recognised stock exchange” and such a direction is not given, we will be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.
Interest on the notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the notes are attributable (or in the case of a corporate U.S. holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the notes are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).
Disposal (Including Redemption)
Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a note, be liable for U.K. taxation on gains realized, unless at the relevant time (a) the U.S. holder is resident for tax purposes in the U.K., or (b) the U.S. holder carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the notes are attributable or, in the case of a corporate U.S. holder, carries on a trade in the U.K. through a permanent establishment in the U.K. to which the notes are attributable.
A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the U.K. for a period of five years or less before again becoming resident for tax purposes in the U.K. and who disposes of a note during that period may be liable to U.K. tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.
A U.S. holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a note, be subject to any U.K. income tax charge on accrued but unpaid payments of interest, unless the U.S. holder at any time in the relevant tax year was resident in the U.K. or carried on a trade, profession or vocation in the United Kingdom through a branch or agency to which the note is attributable.

Annual Tax Charges
Corporate U.S. holders who are not resident in the U.K. and do not carry on a trade in the U.K. through a permanent establishment in the U.K. to which the notes are attributable will not be liable to U.K. tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the notes.
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No U.K. stamp duty or U.K. SDRT should be payable on the issue of the notes into a clearance service or depositary receipt arrangement.
No U.K. stamp duty should be required to be paid on the transfer of the notes within a clearance service or depositary receipt arrangement provided that no instrument is used to effect the transfer. No U.K. SDRT should be payable on the transfer of the notes within a clearance service or depositary receipt arrangement provided that no election has been made under which the alternative system of charge (as provided for in section 97A Finance Act 1986) applies to the notes.
No U.K. stamp duty or SDRT should be payable on the redemption of the notes.
United States
General
For U.S. federal income tax purposes, the notes should be treated as debt instruments and the remainder of the discussion so assumes. It is expected, and this discussion assumes, that the notes will be issued with no more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes.
Interest
Interest on the notes (including U.K. tax withheld, if any, and Additional Amounts paid, if any, in respect of such withheld tax) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. Interest income from the notes (including U.K. tax withheld, if any, and Additional Amounts paid, if any, in respect of such withheld tax) will constitute foreign-source income, which may be relevant to a U.S. holder in calculating the U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For purposes of the U.S. foreign tax credit, interest generally will be considered passive category income.
A U.S. holder may elect to include in gross income all yield on a notes (including de minimis OID) using a constant yield method. The constant yield election will apply only to the note with respect to which it is made, and it may not be revoked without the consent of the U.S. Internal Revenue Service (“IRS”).
Sale, Exchange or Redemption
A U.S. holder will, upon sale, exchange or redemption of a note, generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest not previously taken into income, which will be treated and taxed as ordinary interest income, as described in “— Interest” above) and the U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note generally will equal the cost of the note to the U.S. holder. A U.S. holder’s gain or loss will generally be U.S. source capital gain or loss and will be treated as long-term capital gain or loss if the note has been held for more than one year at the time of disposition. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Substitution of the Issuer
Upon receipt of an opinion of legal counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such substitution had not occurred and an officers’ certificate from the Issuer stating that the proposed substitution of the Issuer will not be materially prejudicial to the interest of the holders of the notes, the Trustee may but shall not be obligated to agree with the Issuer, without the consent of the holders of the notes, to the substitution of a successor to or certain affiliates of the Issuer in place of the Issuer as principal debtor under the indenture that will govern the notes and under the notes. However, no ruling will be sought from the IRS regarding the U.S. federal income tax consequences of any such substitution, and either the IRS or a court may disagree with the conclusions reached in such opinion of legal counsel. If a successor or affiliate is substituted for the Issuer, the substitution will generally be treated as an exchange of the notes for new notes deemed issued by the substituted successor or affiliate unless such successor or affiliate acquires substantially all of the Issuer’s assets and there is no change in payment expectations as a result of the substitution. In such an event, unless a non-recognition provision applies, a U.S. holder generally will recognize any gain or loss realized in the deemed exchange in an amount equal to the difference, if any, between (i) the issue price of the new notes (which would be their fair market value assuming the notes are trading on an established market) and (ii) the U.S. holder’s adjusted tax basis in the notes. If the stated principal amount of the new notes received in the deemed exchange exceeds their issue price by as much as 0.25 per cent. multiplied by the number of complete years to the maturity of the notes, a U.S. holder may be required to recognize OID as ordinary income on the new notes as a result of the substitution. The OID would be the amount by which the stated principal amount of the new notes exceeds their issue price. Regardless of its regular method of tax accounting, a U.S. holder would be required to accrue any OID as ordinary income on a constant yield to maturity basis whether or not it received cash payments in respect of such OID. U.S. holders should consult their own advisors regarding the foregoing.
Backup Withholding and Information Reporting
Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to backup withholding on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or to otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.
Certain U.S. holders who are individuals and certain specified entities may be required to report information relating to non-U.S. accounts through which the U.S. holders hold their notes (or information regarding the notes if the notes are not held through any financial institution). U.S. holders should consult their tax advisors regarding their reporting obligations with respect to the notes.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE NOTES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES

UNDERWRITING
We have entered into an underwriting agreement with BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as joint book-running managers and as representatives of the underwriters named below, with respect to the notes. Subject to certain conditions, each of the underwriters has agreed, severally and not jointly, to purchase the aggregate principal amount of the notes set forth opposite its name below:
Underwriters	Principal Amount of the Notes
BofA Securities, Inc.	$
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of the notes.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have agreed that, for a period from the date of this prospectus supplement ending 30 days after the closing date of the offering, we will not, subject to certain exceptions, without the prior written consent of the representatives of the underwriters, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any substantially similar securities or any securities convertible into or exercisable or exchangeable for substantially similar securities that, in each case, are registered for public sale pursuant to the Securities Act or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such substantially similar securities, whether any such transaction is to be settled by delivery of substantially similar securities or such other securities, in cash or otherwise.
Commissions and Discounts
The notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to    % of the principal amount of the notes. If all of the notes are not sold at the initial offering price, the underwriters may change the offering price of the notes and the other selling terms. The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:
Paid by Us
Per Note		%
Total	$

We estimate that our share of the total expenses for this offering (which consists of, among other fees and expenses, SEC registration fees, legal fees and expenses, accounting fees and expenses, rating agency fees and printing expenses), excluding the underwriting discount, will be approximately $      million.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days of the issue date. We have been advised by the underwriters that they intend to make a market in the notes but are not obligated to do so and may discontinue market making for the notes at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of the notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued with respect to the notes by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified on the front cover of this prospectus supplement, which will be the           business day following the date of this prospectus supplement. Under Rule 15c6-1 issued by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement should consult their own advisor.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our subsidiaries, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of the underwriters are lenders under our existing credit facilities.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our and our affiliates’ securities and/or instruments. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to man, consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc. “) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Each underwriter has represented and agreed that:
(a)   it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and
(b)   it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of

Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance.
People’s Republic of China (excluding Hong Kong, Macau and Taiwan)
The notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.
This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.
The notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.
Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
By accepting this prospectus supplement and prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and each underwriter has represented and agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and any other offering material in connection with the offer or sale, or invitation for subscription or purchase of the notes, and has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all persons that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

LEGAL MATTERS
The validity of the notes being offered will be passed upon for us by Morgan, Lewis & Bockius UK LLP, our U.S. counsel, and by Slaughter and May, our English solicitors. Certain legal matters with respect to the notes will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS
The consolidated financial statements of Prudential plc as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE
The U.S. Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” in this prospectus supplement the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an integral part of this prospectus. We incorporate by reference in this prospectus supplement the documents listed below:
•
our Annual Report on Form 20-F for the year ended December 31, 2021.

We also incorporate by reference in this prospectus supplement and accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.
All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference herein. You may request a copy of these documents at no cost to you by writing or telephoning us at our principal executive offices, located at 1 Angel Court, London EC2R 7AG, England, +44 20 7220 7588, Attention: Group Secretarial.
Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor’s ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.
For further information regarding the ways in which we are regulated, including the details of how our regulatory capital is calculated for the purposes of the HKIA, please refer to our Annual Report on Form 20-F for the year ended December 31, 2021.

Prospectus
Prudential plc
Senior Debt Securities
Subordinated Debt Securities
Preference Shares
American Depositary Shares
We may from time to time offer to sell:
•
Senior Debt Securities;

•
Subordinated Debt Securities;

•
Preference Shares; and

•
American Depositary Shares.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities that we are offering and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
Investing in the securities involves risks. You should carefully consider the risks discussed under the “Additional Information — Risk Factors” heading of Prudential plc’s most recent annual report on Form 20-F filed with the Securities and Exchange Commission, as well as under the “Risk Factors” heading of any subsequent Prudential plc Half Year Financial Report furnished to the Securities and Exchange Commission on Form 6-K and incorporated by reference herein, and in any prospectus supplement accompanying this prospectus before you invest in any of these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 11, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may sell the Senior Debt Securities, Subordinated Debt Securities, Preference Shares and American Depositary Shares (collectively, the “securities”) described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.
As used in this prospectus and in your prospectus supplement, unless the context otherwise requires, the terms “Prudential,” the “Group,” “we,” “us” and “our” each refer to Prudential plc, together with its subsidiaries, while the terms “Prudential plc,” the “Company” or the “parent company” each refer to Prudential plc.
In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any of its agents to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.
FINANCIAL INFORMATION
We have derived the financial data set forth in this prospectus from year-end figures in our audited consolidated financial statements and interim figures in our unaudited condensed consolidated interim financial statements. Both the audited consolidated financial statements and unaudited condensed consolidated interim financial statements from which such financial data was derived were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB) and as endorsed by the European Union (EU) (“IFRS”). The condensed financial statement schedule set forth in our most recent annual report on Form 20-F has been prepared in accordance with U.K. generally accepted accounting practice (“U.K. GAAP”).
Our consolidated financial statements are published in U.S. dollars. In this prospectus and any prospectus supplement, “U.S. dollars”, “US$”, “$” or “¢” refers to U.S. currency, “pounds sterling”, “£”, “pence” or “p” refers to U.K. currency (there are 100 pence to each pound), and “euro” or “A” refers to the single currency adopted by the participating members of the European Union.
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS
Prudential plc is a public limited company incorporated and registered in England and Wales. Most of our directors and executive officers (and the experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Slaughter and May, that there is doubt as to enforceability in England and Wales, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based on U.S. securities laws.

EXCLUSIVE JURISDICTION
Under our Articles of Association (the “Articles”), any proceeding, suit or action between a shareholder and Prudential and/or our directors arising out of or in connection with the Articles or otherwise, between Prudential and any of our directors (to the fullest extent permitted by law), between a shareholder and our professional service providers and/or between Prudential and our professional service providers (to the extent such proceeding, suit or action arises in connection with a proceeding, suit or action between a shareholder and such professional service provider) may only be brought in the courts of England and Wales.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents that we file with the SEC are also available on the website maintained by the SEC at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.
The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an integral part of this prospectus. We incorporate by reference in this prospectus the documents listed below:
•
our annual report on Form 20-F for the year ended December 31, 2019;

•
our Half Year Financial Report on Form 6-K furnished to the SEC on August 11, 2020;

•
any future annual reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of any offering contemplated by this prospectus; and

•
any future reports on Form 6-K that we may furnish to the SEC under the Exchange Act, including future Half Year Financial Reports, but only to the extent that such reports expressly state that we incorporate them by reference herein.

All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference herein. You may request a copy of these documents at no cost to you by writing or telephoning us at our principal executive offices, located at 1 Angel Court, London EC2R 7AG, England, telephone +44 20 7220 7588, Attention: Group Secretariat.
Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor’s ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.
REGULATORY CONSIDERATIONS
With effect from October 21, 2019, the Group-wide supervisor of Prudential plc changed to the Hong Kong Insurance Authority (the “HKIA”). On July 24, 2020, the Insurance (Amendment) (No. 2) Ordinance 2020, being the enabling primary legislation providing for the framework for the group-wide supervision of insurance groups by the HKIA (the “GWS Framework”), was enacted. The primary legislation (once effective) will be supported by subsidiary legislation and guidance material, which is subject to consultation with the industry and to the Hong Kong legislative process. As such, the timing of finalization and implementation of the GWS Framework remains uncertain, although it is expected to become effective in early 2021. Until then we are being supervised on an interim basis in line with principles agreed with the HKIA. Until the GWS Framework is finalized, we cannot be certain of the nature and extent of differences between the interim principles agreed with the HKIA and the specific regulatory requirements of the GWS Framework. With the agreement of the HKIA, we are applying the Local Capital Summation Method

(the “LCSM”) to determine our regulatory capital requirements. While we currently expect the capital requirements under the GWS Framework to be largely consistent with these interim supervisory requirements, any differences in the final requirements adopted under the GWS Framework may lead to changes to the way in which capital requirements are calculated and to the eligibility of the capital instruments issued by us to satisfy such capital requirements. Our existing processes and resources may also need to change to comply with the final GWS Framework or any other requirements of the HKIA.
While the HKIA has agreed that the subordinated debt instruments we have in issue as at the date of this prospectus can be included as part of our capital resources for the purposes of satisfying the capital requirements imposed under the LCSM under the interim principles agreed with the HKIA, the grandfathering provisions under the GWS Framework remain subject to the Hong Kong legislative process.
FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements may contain “forward-looking statements” with respect to certain of Prudential’s plans and its goals and expectations relating to its future financial condition, performance, results, strategy and objectives. Statements that are not historical facts, including statements about Prudential’s beliefs and expectations and including, without limitation, statements containing the words “may”, “will”, “should”, “continue”, “aims”, “estimates”, “pro-jects”, “believes”, “intends”, “expects”, “plans”, “seeks” and “anticipates”, and words of similar meaning, are forward-looking statements. These statements are based on plans, estimates and projections as at the time they are made, and therefore undue reliance should not be placed on them. By their nature, all forward-looking statements involve risk and uncertainty. A number of important factors could cause our actual future financial condition or performance or other indicated results of the entity referred to in any forward-looking statement to differ materially from those indicated in such forward-looking statement. Such factors include, but are not limited to, the impact of the current Covid-19 pandemic, including adverse financial market and liquidity impacts, responses and actions taken by regulators and supervisors, the impact to sales, claims and assumptions and increased product lapses, disruption to Prudential’s operations (and those of its suppliers and partners), risks associated with new sales processes and information security risks; future market conditions, including fluctuations in interest rates and exchange rates, the potential for a sustained low-interest rate environment, and the impact of economic uncertainty, asset valuation impacts from the transition to a lower carbon economy, derivative instruments not effectively hedging exposures arising from product guarantees, inflation and deflation and the performance of financial markets generally; global political uncertainties, including the potential for increased friction in cross-border trade and the exercise of executive powers to restrict trade, financial transactions, capital movements and/or investment; the policies and actions of regulatory authorities, including, in particular, the policies and actions of the HKIA, as our Group-wide supervisor, as well as new government initiatives generally; given its designation as an Internationally Active Insurance Group (“IAIG”), the impact on us of systemic risk and other group supervision policy standards adopted by the International Association of Insurance Supervisors; the impact of competition and fast-paced technological change; the effect on our business and results from, in particular, mortality and morbidity trends, lapse rates and policy renewal rates; the physical impacts of climate change and global health crises on our business and operations; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; the impact of internal transformation projects and other strategic actions failing to meet their objectives; the ability to complete a potential minority initial public offering of Jackson, or one of its related companies or other strategic options in relation to Jackson, or one of its related companies; the effectiveness of reinsurance for Prudential’s businesses; the risk that our operational resilience (or that of our suppliers and partners) may prove to be inadequate, including in relation to operational disruption due to external events; disruption to the availability, confidentiality or integrity of Prudential’s information technology, digital systems and data (or those of our suppliers and partners); any ongoing impact on us of the demerger of M&G plc; the impact of changes in capital, solvency standards, accounting standards or relevant regulatory frameworks, and tax and other legislation and regulations in the jurisdictions in which Prudential and its affiliates operate; the impact of legal and regulatory actions, investigations and disputes; and the impact of not adequately responding to environmental, social and governance issues. These and other important factors may, for example, result in changes to assumptions used for determining results of operations or re-estimations of reserves for future policy benefits. Further discussion of these and other important factors that could cause Prudential’s actual future financial condition or performance or other indicated results of the entity referred to in any forward-looking statements to differ, possibly materially, from those anticipated in Prudential’s forward-looking statements can be found under the “Additional Information — Risk Factors” heading of Prudential’s most recent annual report on Form 20-F filed with the SEC, as well as under the “Risk Factors” heading of any subsequent Prudential Half Year Financial Report furnished to the SEC on Form 6-K and incorporated by reference herein, and in any prospectus supplement accompanying this prospectus.
Any forward-looking statements contained in this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements speak only as of the date on which they are made. Prudential expressly disclaims any obligation to update any of the forward-looking statements contained in this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements or any other forward-looking statements it may make, whether as a result of future events, new information or otherwise except as required pursuant to the U.K. Prospectus Rules, the U.K. Listing Rules, the U.K. Disclosure and Transparency Rules, the Hong Kong Listing Rules, the SGX-ST listing rules or other applicable laws and regulations. Prudential may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, and the U.K. Financial Conduct Authority (the “FCA”) or other regulatory authorities, as well as in its annual re-port and accounts to shareholders, periodic financial reports to shareholders, proxy statements, offering circulars, registration statements, prospectuses and, prospectus supplements, press releases and other written materials and in oral statements made by directors, officers or employees of Prudential to third parties, including financial analysts. All such forward-looking statements are qualified in their entirety by reference to the factors discussed under the “Additional Information — Risk Factors” heading of Prudential’s most recent annual report on Form 20-F filed with the SEC, as well as under the “Risk Factors” heading of any subsequent Prudential Half Year Financial Report furnished to the SEC on Form 6-K and incorporated by reference herein, and in any prospectus supplement accompanying this prospectus. These risk factors are not exhaustive as Prudential operates in a continually changing business environment with new risks emerging from time to time that it may be unable to predict or that it currently does not expect to have a material adverse effect on its business.
PRUDENTIAL PLC
Prudential plc is an Asia-led portfolio of businesses focused on structural growth markets and has 20 million customers. The business helps people get the most out of life through life and health insurance, and retirement and asset management solutions. Prudential plc is incorporated in England and Wales. Prudential ordinary shares are listed on the Premium Listing segment of the Official List of the UK Listing Authority and traded on the London Stock Exchange under the symbol “PRU.” Since 2010, Prudential ordinary shares have been listed on the Main Board of the Hong Kong Stock Exchange with the short name “PRU” and as a secondary listing on the Singapore Stock Exchange with the abbreviated name “PRU 500.” Prudential’s ADSs (as defined below) have been listed for trading on the New York Stock Exchange since 2000 under the symbol “PUK.”
On October 21, 2019, Prudential completed the demerger of M&G plc (the Group’s former UK and Europe savings and investments business) (the “Demerger”). Following the Demerger, Prudential is focused on structural growth markets in Asia, Africa and the United States.
Prudential is not affiliated in any manner with Prudential Financial, Inc. or its subsidiary, The Prudential Insurance Company of America, whose principal place of business is in the US, nor with The Prudential Assurance Company Limited, a subsidiary of M&G plc, a company incorporated in the UK.
USE OF PROCEEDS
Except as otherwise specified in any prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for our operations or for other general corporate purposes.

DESCRIPTION OF THE SENIOR DEBT SECURITIES
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our senior debt securities (the “Senior Debt Securities”) will be issued under and governed by a document called an indenture. The senior indenture relating to the Senior Debt Securities is a contract between us, as issuer, and Citibank, N.A., as senior trustee. The senior trustee has two main roles:
•
first, the senior trustee can enforce the rights of holders of the Senior Debt Securities against us if we default. There are some limitations on the extent to which the senior trustee acts on behalf of holders of the Senior Debt Securities, described under “ — Defaults, Remedies and Waivers of Default”; and

•
second, the senior trustee performs administrative duties for us, such as sending interest payments and notices to the holders of the Senior Debt Securities.

The senior indenture and its associated documents, including any supplemental indenture relating to a particular series of Senior Debt Securities and the Senior Debt Securities in question, contain the full text of the matters summarized in this section and in your prospectus supplement. The senior indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indentures relating thereto will be filed as exhibits to future filings with the SEC from time to time. See “Where You Can Find More Information” above for information on how to obtain copies.
The statements and descriptions in this prospectus or in any prospectus supplement regarding the provisions of the senior indenture and the Senior Debt Securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the senior indenture (together with any related amendments or supplements thereto) and the Senior Debt Securities themselves, including the definitions therein of certain terms. Although we will include in a supplement to this prospectus the specific terms of each series of Senior Debt Securities being offered, the senior indenture (together with any related amendments or supplements thereto) and the Senior Debt Securities themselves, and not any summary of the terms thereof, will govern the rights of holders of the Senior Debt Securities.
General
The senior indenture does not limit the aggregate principal amount of Senior Debt Securities that we may issue thereunder. We may issue such securities from time to time in one or more series. All Senior Debt Securities of any one series need not be issued at the same time.
Your prospectus supplement will describe the specific terms of the series of Senior Debt Securities to which it relates, including some or all of the following terms:
•
the designation, authorized denominations and aggregate principal amount of the series of Senior Debt Securities;

•
the stated maturity of the series of Senior Debt Securities;

•
the price or prices at which the Senior Debt Securities will be originally issued, expressed as a percentage or percentages of the principal amount of the Senior Debt Securities of the same series, and the original issue date or dates or periods during which the Senior Debt Securities may be issued;

•
the date or dates on which (or, if applicable, the range of dates within which) any payment of principal, interest or premium on the Senior Debt Securities will be payable (or the manner of determining the same), and the record date for any such payment;

•
the place or places at which any payments on the Senior Debt Securities will be payable, where any transfer, conversion or exchange will occur and where notice or demands to or upon us may be served;

•
if interest is payable, the interest rate or rates, or how the interest rate or rates may be determined;

•
the terms and conditions of any mandatory or optional redemption, repayment or repurchase of the Senior Debt Securities, including, if applicable, notice requirements, legal and regulatory requirements, redemption, repayment or repurchase dates, periods and prices or amounts;

•
the manner in which the amount of any payments on the Senior Debt Securities may be determined by reference to an index or formula, or other reference asset or factors;

•
the amount, or how to determine the amount, that we will pay if the Senior Debt Securities are redeemed before their stated maturity or accelerated;

•
provisions, if any, for the satisfaction or discharge of the Senior Debt Securities, or a statement that no such provisions apply;

•
any mandatory or optional sinking funds or analogous provisions;

•
the terms and conditions, if any, under which the Senior Debt Securities may or will be converted into or exchanged for other specified securities, whether issued by Prudential or otherwise;

•
if applicable, the circumstances under which we will pay additional amounts on any Senior Debt Securities as a result of deduction or withholding of tax and under which we may redeem the Senior Debt Securities of the series if we have to pay additional amounts;

•
any other terms or conditions applicable to payment of any principal, interest or premium on the Senior Debt Securities;

•
any notices to legal or regulatory authorities or consents from legal and regulatory authorities that comprise part of, or are required in order to give effect to, the terms of the Senior Debt Securities of the series;

•
any addition to, elimination of or other change in the events of default or other events permitting remedies that apply to the Senior Debt Securities, and the remedies available following the occurrence thereof;

•
whether the Senior Debt Securities of the series will be issued in whole or in part as one or more global securities and, if so issued, the conditions that must be satisfied before we will issue the Senior Debt Securities in definitive form;

•
any listing of the Senior Debt Securities on a securities exchange;

•
the form of the Senior Debt Securities of the series (including the terms and conditions of such Senior Debt Securities);

•
any restrictions applicable to the offer, sale and delivery of the Senior Debt Securities;

•
the material tax consequences of acquiring, owning and disposing of the Senior Debt Securities under U.S. federal and U.K. income tax laws; and

•
any other terms of the series of Senior Debt Securities, including any addition to, elimination of or other change to the definitions or covenants or to any other terms or conditions set forth in the senior indenture.

Unless otherwise indicated in your prospectus supplement, holders of the Senior Debt Securities will not be entitled to any voting rights except as otherwise described herein.
Unless otherwise indicated in your prospectus supplement, the provisions of the senior indenture (together with any related amendments or supplements thereto) and the Senior Debt Securities themselves do not afford holders of the Senior Debt Securities protection in the event of a highly leveraged or other transaction involving us that might adversely affect them.
Legal Ownership and Form
Unless the applicable prospectus supplement provides otherwise, we will issue Senior Debt Securities registered in the name of holders as set out in the books of a security registrar (i.e., in “registered form”). Our obligations, as well as the obligations of the senior trustee and those of any third parties employed by us or the senior trustee, run only to persons who are registered as holders of the Senior Debt Securities.
Investors who hold Senior Debt Securities in accounts with banks or brokers will generally not be recognized by us as legal holders of the Senior Debt Securities. This is called holding in “street name”.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its Senior Debt Securities, as legal holders. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments, either because they agree to do so in their customer agreements or because they are legally required to do so. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold Senior Debt Securities in that manner or because the Senior Debt Securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.
A global security is a special type of indirectly held security. If Senior Debt Securities in registered form are represented by one or more global securities, we will require that such global securities be registered in the name of a financial institution we select and not be transferred to the name of any other direct holder unless certain special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a beneficial interest in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Unless the applicable prospectus supplement provides otherwise, Senior Debt Securities in registered form will be represented by interests in one or more global securities.
Global securities are further discussed in the section “Global Securities” in this prospectus.
Please note that when we refer to “holders” in this “Description of the Senior Debt Securities”, we mean direct holders of the Senior Debt Securities and not street name or other indirect holders of the Senior Debt Securities. When we refer to “you” in this “Description of the Senior Debt Securities”, we mean those who invest in the Senior Debt Securities being offered, whether they are the holders or only indirect owners of those securities.
Status of the Senior Debt Securities
The Senior Debt Securities will constitute our direct unsubordinated and (subject to the provisions set forth under “— Senior Debt Securities — Negative Pledge” below) unsecured obligations. In each case, these obligations shall be without any preference among themselves and will rank at least equally with all of our other unsecured and unsubordinated obligations. This will be subject to such exceptions as are from time to time applicable under the laws of the United Kingdom and to laws or legal procedures of general applicability relating to or affecting creditors’ rights. Other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions that are different from or which are not contained in the Senior Debt Securities.
Senior Debt Securities — Negative Pledge
So long as any Senior Debt Securities remain outstanding, we will not create or permit to exist any mortgage or charge upon the whole or any part of our undertaking or assets (other than assets representing the fund or funds we maintain in respect of long-term business (as defined in the Financial Services and Markets Act 2000 of the United Kingdom)), present or future, to secure payment of any of our present or future Relevant indebtedness (as defined below), or the present or future Relevant indebtedness (as defined below) of any of our Subsidiaries (as defined below), or to secure any guarantee or indemnity in respect thereof, without at the same time securing such outstanding Senior Debt Securities and all amounts payable under the senior indenture in respect thereof equally and ratably with the same security as is created or subsisting to secure any such Relevant indebtedness, guarantee or indemnity, or such other security as shall be approved by the holders of at least 75% in principal amount of the outstanding Senior Debt Securities of that series.
“Subsidiary” means, for the purposes of this “— Senior Debt Securities — Negative Pledge” section, a company that is a subsidiary of Prudential, within the meaning of Section 1159 of the Companies Act 2006 of the United Kingdom (the “Companies Act 2006”) (“Section 1159”). Section 1159 provides that a company will be our subsidiary where:

•
we hold the majority of its voting rights,

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we are a member of it and have the right to appoint or remove a majority of its board of directors,

•
we are a member of it and control alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or

•
such company is a subsidiary of a company that is our subsidiary.

“Relevant indebtedness” means any indebtedness for borrowed money (other than indebtedness in the form of sterling debenture stock (as defined in the senior indenture) or indebtedness that has a stated maturity not exceeding one year) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities that, with our agreement or the agreement of any relevant Subsidiary (as defined above), as the case may be, are quoted, listed, dealt in or traded on a stock exchange or over the counter or other recognized securities market (whether or not distributed by way of private placement), excluding any indebtedness for borrowed money in respect of which the person to whom such indebtedness is owed has no recourse whatsoever to us , as the case may be, for repayment other than recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset.
Defaults, Remedies and Waivers of Default
Defaults and Remedies
Unless the applicable prospectus supplement provides otherwise, an “event of default” with respect to each series of Senior Debt Securities shall result if:
1.
we do not pay any principal (or premium, if any) on any Senior Debt Securities of that series on the due date for payment, or default is made on the payment of interest, and, in each case, such default continues for a period of 14 days from the due date for payment;

2.
any covenant or warranty in the senior indenture (other than as stated above with respect to payments when due) has been breached in any material respect and that breach has not been remedied within 30 days of receipt by us of a written notice from the senior trustee, or receipt by us and the senior trustee of written notice of such breach from holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series, requiring that the breach be remedied;

3.
either a court of competent jurisdiction issues an order that is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding up;

4.
we stop or threaten to stop payments to creditors generally or we cease or threaten to cease to carry on our business or substantially the whole of our business (except for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding Senior Debt Securities of that series);

5.
an encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of our undertaking, property and assets, or if a distress or execution is levied or enforced upon or sued out against the whole or any substantial part of our chattels and, in the case of any of the foregoing events, is not discharged within 60 days;

6.
we are unable to pay debts within the meaning of Section 123(2) of the Insolvency Act 1986 of the United Kingdom; or

7.
our indebtedness for moneys borrowed (as defined below), which indebtedness in respect of any single company has an outstanding aggregate principal amount of at least £30,000,000 (or its equivalent in any other currency or currencies) is not paid on its due date as extended by any applicable grace period and following a demand therefor, or is declared to be or automatically becomes, due and payable prior to its stated maturity by reason of default or if any guarantee or indemnity in respect of indebtedness for moneys borrowed of any third party that we have given

(having in respect of any single company an outstanding aggregate principal amount as aforesaid) is not honored when due and called upon and, in any such case, our liability to make payment is not being contested in good faith.
“Indebtedness for moneys borrowed” means the principal amount of (i) all moneys borrowed and (ii) all debentures (together in each case with any fixed or minimum premium payable on final redemption or repayment) that neither we nor any of our Subsidiaries beneficially owns for the time being.
If an event of default occurs and is continuing, the senior trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Senior Debt Securities of that series may declare by a notice in writing to us (and to the senior trustee if given by the holders of the Senior Debt Securities):
•
the entire principal amount of (including premium, if any, on) (or, in the case of discounted securities, a lesser amount specified in your prospectus supplement) of all such Senior Debt Securities; and

•
if specified in your prospectus supplement, any accrued but unpaid interest payments thereon,

to be due and payable immediately. This is called an acceleration of the maturity. If the maturity of any Senior Debt Securities has been accelerated, but a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of the affected series may, under certain circumstances, cancel the acceleration.
If an event of default occurs, the senior trustee will have certain additional duties. In that situation, the senior trustee will be obligated to use its rights and powers under the senior indenture, and to use the same degree of care and skill in its exercise of the rights and powers vested in it by the senior indenture, as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of Senior Debt Securities, unless such holder shall have offered to the senior trustee indemnity and/or security satisfactory to the senior trustee against any loss, liability or expense, and then only to the extent required by the terms of the senior indenture. Subject to these senior indenture provisions for the indemnification of the senior trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series will, subject to certain limitations, have the right to direct the time, method and place of conducting any proceeding seeking any remedy available to the senior trustee.
Unless the applicable prospectus supplement provides otherwise, before holders are allowed to bypass the senior trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the Senior Debt Securities, all of the following must generally occur:
•
such holders must give the senior trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•
holders of at least 25% of the aggregate principal amount of the outstanding Senior Debt Securities of that series must make a written request that the senior trustee take action because of the event of default, and they or other holders must offer to the senior trustee indemnity and/or security satisfactory to the senior trustee against the cost and other liabilities of taking that action;

•
the senior trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of that series must not have given the senior trustee directions that are inconsistent with the written request of the holders of at least 25% of the aggregate principal amount of the outstanding Senior Debt Securities of that series.

Notwithstanding these limitations, nothing will impair the right of a holder of the Senior Debt Securities to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on such Senior Debt Securities on or after the respective stated maturities, if any, thereof, as provided in the senior indenture or the Senior Debt Securities.

The senior trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected Senior Debt Securities, the senior trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.
We Will Give the Senior Trustee Information about Defaults Annually
We will furnish the senior trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the senior trustee with written notice within five days of our becoming aware of any event of default, or event that could mature into an event of default, under the senior indenture.
Waivers of Certain Defaults
The holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of a particular affected series may generally also waive any events of default. If this happens, the relevant event of default will be treated as if it had not occurred. No one, however, can waive defaults by us in the payment of the principal of (and premium, if any, on) and interest, if any, on any such Senior Debt Securities or in respect of a covenant or a provision that under the senior indenture (together with any related amendments or supplements thereto) cannot be modified or amended without the consent of each holder of the outstanding Senior Debt Securities of such a series.
Consolidation, Merger and Sale or Lease of Assets
Unless otherwise indicated in your prospectus supplement, we may, without the consent of the holders of any Senior Debt Securities, consolidate with or merge into or transfer or lease our properties and assets substantially as an entirety, provided that any successor corporation formed by any such consolidation or merger or any such transferee or lessee of our assets is a corporation or other person organized and validly existing under the laws of a member country of the Organisation for Economic Co-operation and Development that assumes our obligations on the Senior Debt Securities and the senior indenture, and a number of other conditions are met.
Note that any such conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the securities or assets or another entity, any transaction that involves a change of control of Prudential but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.
Modifications
Under certain circumstances, we can make changes to the senior indenture and the Senior Debt Securities. The following three types of changes are possible.
Changes Requiring Approval by each Holder
The first type of change comprises changes that cannot be made without the specific approval of each holder of each affected series of Senior Debt Securities. These include changes that:
•
change the stated maturity of the principal, any installment of principal or any interest on any Senior Debt Security;

•
reduce the rate or amount of any interest;

•
reduce the principal or any premium payable on redemption;

•
change the place of payment;

•
change the right of holders to waive an existing default by majority vote;

•
impair the right to sue for payment;

•
reduce the percentage of holders who must consent to a waiver or amendment of the senior indenture or the waiver of defaults; and

•
make any change to the list of changes that requires the approval of each holder, including the foregoing.

Changes Requiring Majority Approval
The second type of change comprises changes that require approval by the holders of more than 50% of the aggregate principal amount of the outstanding Senior Debt Securities of each affected series. Most changes fall into this category, except for those described under “ — Changes Requiring Approval by each Holder” above and “ — Changes Not Requiring Approval” below.
Changes Not Requiring Approval
The third type of change does not require any approval by holders of Senior Debt Securities. This type is limited to clarifications and other changes that would not adversely affect holders of the Senior Debt Securities in any material respect.
Waivers of Certain Covenants
Our obligations to comply with certain restrictive covenants in the senior indenture pertaining to corporate existence and maintenance of certain agencies or as pertain to the negative pledge covenant described under “ — Senior Debt Securities — Negative Pledge” above may be waived by holders of not less than a majority in aggregate principal amount (or any greater requisite amount, as the case may be) of the outstanding Senior Debt Securities of each affected series. See also the discussion in “ — Defaults, Remedies and Waivers of Default — Waivers of Certain Defaults” with respect to the ability of holders to waive events of default.
Further Issuances
We may from time to time, without notice to or the consent of the holders of the outstanding Senior Debt Securities of a series, create and issue under the applicable indenture (together with any related amendments or supplements thereto) further Senior Debt Securities of such series ranking pari passu with such outstanding Senior Debt Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Senior Debt Securities or except for the first payment of interest following the issue date of such further Senior Debt Securities) and so that any further Senior Debt Securities of such series shall be consolidated and form a single series with the outstanding Senior Debt Securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding Senior Debt Securities.
Notices
Notices to holders of Senior Debt Securities in registered form will be given by mail to the addresses of such holders as they appear in the security register, or, in the case of Senior Debt Securities held by a depositary, in accordance with the applicable procedures of the depositary, or in any other permitted manner specified in your prospectus supplement.
Title
We, the senior trustee and any of our agents or any agents of the senior trustee may treat the registered owner of any Senior Debt Security in registered form as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.
Consent to Service; Jurisdiction
We have appointed Jackson National Life Insurance Company at 1 Corporate Way, Lansing, Michigan 48951, as our authorized agent for service of process in any suit or proceeding to which we are party arising out of or relating to the Senior Debt Securities or the senior indenture that may be instituted in any federal or state court in the Borough of Manhattan in New York City and have submitted to the jurisdiction of those courts. Notwithstanding the foregoing, actions relating to the Senior Debt Securities or the senior indenture may (subject to the limitations on enforcement described in this prospectus and, if applicable, in your prospectus supplement) be instituted by the holder of any Senior Debt Security in any competent court in England and Wales.
Governing Law
The senior indenture and the Senior Debt Securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our subordinated debt securities (the “Subordinated Debt Securities”) will be issued under and governed by a document called an indenture. The subordinated indenture relating to the Subordinated Debt Securities is a contract between us, as issuer, and Citibank, N.A., as subordinated trustee. The subordinated trustee has two main roles:
•
first, the subordinated trustee can enforce the rights of holders of the Subordinated Debt Securities against us if we default. There are some limitations on the extent to which the subordinated trustee acts on behalf of holders of the Subordinated Debt Securities, described under “ — Defaults, Remedies and Waivers of Default”; and

•
second, the subordinated trustee performs administrative duties for us, such as sending interest payments and notices to holders of the Subordinated Debt Securities.

The subordinated indenture and its associated documents, including any supplemental indenture relating to a particular series of Subordinated Debt Securities and the Subordinated Debt Securities themselves, contain the full text of the matters summarized in this section and your prospectus supplement. The subordinated indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indentures relating thereto will be filed as exhibits to future filings with the SEC from time to time. See “Where You Can Find More Information” above for information on how to obtain copies.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the subordinated indenture and the Subordinated Debt Securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the subordinated indenture (together with any related amendments or supplements thereto) and the Subordinated Debt Securities themselves, including the definitions therein of certain terms. Although we will include in a supplement to this prospectus the specific terms of each series of Subordinated Debt Securities being offered, the subordinated indenture (together with any related amendments or supplements thereto) and the Subordinated Debt Securities themselves, and not any summary of the terms thereof, will govern the rights of holders of the Subordinated Debt Securities.
General
The subordinated indenture does not limit the aggregate principal amount of Subordinated Debt Securities that we may issue thereunder. We may issue such securities from time to time in one or more series. All Subordinated Debt Securities of any one series need not be issued at the same time.
Your prospectus supplement will describe the specific terms of the series of Subordinated Debt Securities to which it relates, including some or all of the following terms:
•
the designation, authorized denominations and aggregate principal amount of the series of Subordinated Debt Securities;

whether the Subordinated Debt Securities are dated securities, with a stated maturity or date fixed for redemption (and, if applicable, that stated maturity or date fixed for redemption), or perpetual securities, with no stated maturity or date fixed for redemption;
•
the subordination provisions applicable to the Subordinated Debt Securities and the ranking of the Subordinated Debt Securities in relation to other senior and subordinated debt securities of Prudential;

•
the price or prices at which the Subordinated Debt Securities will be originally issued, expressed as a percentage or percentages of the principal amount of the Subordinated Debt Securities of the same series, and the original issue date or dates or periods during which the Subordinated Debt Securities may be issued;

•
the date or dates on which (or, if applicable, the range of dates within which) any payment of principal, interest or premium on the Subordinated Debt Securities will be payable (or the manner of determining the same), and the record date for any such payment;

•
the place or places at which any payments on the Subordinated Debt Securities will be payable, where any transfer, conversion or exchange will occur and where notice or demands to or upon us may be served;

•
if interest is payable, the interest rate or rates, or how the interest rate or rates may be determined;

•
the terms and conditions, if any, under which interest or other payments may or will be deferred or cancelled;

•
the terms and conditions, if any, under which interest or other payments may or will be paid through the direct issuance or grant of other specified securities, whether issued by Prudential or otherwise, or by using funds raised through the issuance of Prudential’s ordinary shares or other specified securities;

•
the terms and conditions of any mandatory or optional redemption, repayment or repurchase of the Subordinated Debt Securities, including, if applicable, notice requirements, legal and regulatory requirements, redemption, repayment or repurchase dates, periods and prices or amounts;

•
if applicable, the circumstances in which we will not be able to redeem or purchase any Subordinated Debt Securities as a result of the fact we are not in compliance with an applicable regulatory capital requirement, minimum capital requirement and/or solvency capital requirement or a solvency requirement;

•
the manner in which the amount of any payments on the Subordinated Debt Securities may be determined by reference to an index or formula, or other reference asset or factors;

•
the amount, or how to determine the amount, that we will pay if the Subordinated Debt Securities are redeemed before their stated maturity or accelerated;

•
provisions, if any, for the satisfaction or discharge of the Subordinated Debt Securities, or a statement that no such provisions apply;

•
any mandatory or optional sinking funds or analogous provisions;

•
the terms and conditions, if any, under which the Subordinated Debt Securities may or will be converted into or exchanged for Preference Shares or other specified securities, whether issued by Prudential or otherwise;

•
the terms and conditions, if any, under which we may elect to vary the terms of the Subordinated Debt Securities;

•
any mechanism to effect a temporary or permanent reduction in the principal amount outstanding of the Subordinated Debt Securities of that series;

•
if applicable, the circumstances under which we will pay additional amounts on any Subordinated Debt Securities as a result of deduction or withholding of tax and under which we may redeem the Subordinated Debt Securities of the series if we have to pay additional amounts;

•
any other terms or conditions applicable to payment of any principal, interest or premium on the Subordinated Debt Securities;

•
any notices to legal or regulatory authorities or consents from legal and regulatory authorities that comprise part of, or are required in order to give effect to, the terms of the Subordinated Debt Securities of the series;

•
any events of default, defaults, solvency events or other events permitting remedies that apply to the Subordinated Debt Securities of the series, and the remedies available following the occurrence thereof;

•
whether the Subordinated Debt Securities of the series will be issued in whole or in part as one or more global securities and, if so issued, the conditions that must be satisfied before we will issue the Subordinated Debt Securities in definitive form;

•
any listing of the Subordinated Debt Securities on a securities exchange;

•
the form of the Subordinated Debt Securities of the series (including the terms and conditions of such Subordinated Debt Securities);

•
any restrictions applicable to the offer, sale and delivery of the Subordinated Debt Securities;

•
the material tax consequences of acquiring, owning and disposing of the Subordinated Debt Securities under U.S. federal and U.K. income tax laws;

•
any limitations on the payment of principal, interest or premium imposed by legal or regulatory requirements and/or any legal or regulatory approvals that may be required for any such payment; and

•
any other terms of the series of Subordinated Debt Securities, including any addition to, elimination of or other change to the definitions or covenants or to any other terms or conditions set forth in the subordinated indenture.

Unless otherwise indicated in your prospectus supplement, holders of the Subordinated Debt Securities will not be entitled to any voting rights except as otherwise described herein.
Unless otherwise indicated in your prospectus supplement, the provisions of the subordinated indenture (together with any related amendments or supplements thereto) and the Subordinated Debt Securities themselves do not afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving us that might adversely affect them.
Legal Ownership and Form
Unless the applicable prospectus supplement provides otherwise, we will issue Subordinated Debt Securities registered in the name of holders as set out in the books of a security registrar (i.e., in “registered form”). Our obligations, as well as the obligations of the subordinated trustee and those of any third parties employed by us or the subordinated trustee, run only to persons who are registered as holders of the Subordinated Debt Securities.
Investors who hold Subordinated Debt Securities in accounts with banks or brokers will generally not be recognized by us as legal holders of the Subordinated Debt Securities. This is called holding in “street name”. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its Subordinated Debt Securities, as legal holders. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments, either because they agree to do so in their customer agreements or because they are legally required to do so. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold Subordinated Debt Securities in that manner or because the Subordinated Debt Securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.
A global security is a special type of indirectly held security. If Subordinated Debt Securities in registered form are represented by one or more global securities, we will require that such global securities be registered in the name of a financial institution we select, and not be transferred to the name of any other direct holder unless certain special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a beneficial interest in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Unless the applicable prospectus supplement provides otherwise, Subordinated Debt Securities in registered form will be represented by interests in one or more global securities.
Global securities are further discussed in the section “Global Securities” in this prospectus.
Please note that when we refer to “holders” in this “Description of the Subordinated Debt Securities”, we mean direct holders of the Subordinated Debt Securities and not street name or other indirect holders of the Subordinated Debt Securities. When we refer to “you” in this “Description of the Subordinated Debt Securities”, we mean those who invest in the Subordinated Debt Securities being offered, whether they are the holders or only indirect owners of those securities.
Status of the Subordinated Debt Securities
The Subordinated Debt Securities will constitute our direct, subordinated and unsecured obligations. If we become bankrupt or are wound-up or liquidated in England and Wales, the rights of the holders of Subordinated Debt Securities of a particular series will be subordinate in right of payment to the prior payment in full of all claims of “senior creditors” in respect of that series. Unless otherwise specified in your prospectus supplement, the Subordinated Debt Securities do not have the benefit of any negative pledge covenant.
The term “senior creditors” includes all holders of our unsubordinated obligations or the unsubordinated obligations of any Subsidiary or other entity that under IFRS is treated as a member of the insurance group to which we belong (including holders of all our or such Subsidiary’s or other entity’s Senior Debt Securities, policyholders, policyholder claims and policy beneficiaries). It may also include holders of Subordinated Debt Securities of different series, holders of our other subordinated obligations (whether actual of contingent) and holders of certain classes of our share capital. Your prospectus supplement will define “senior creditors” for the series of Subordinated Debt Securities to which it relates.
As a result of the foregoing, in the event of any such bankruptcy, winding up or liquidation in England and Wales, our claimants who hold the more senior claims described above may recover more, ratably, than holders of the Subordinated Debt Securities. You should be aware that there are currently no limitations on our ability to issue or guarantee indebtedness that would constitute claims of “senior creditors”.
Defaults, Remedies and Waivers of Default
Defaults and Remedies
If any “event of default” that applies to a series of Subordinated Debt Securities occurs and is continuing, the subordinated trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series may declare:
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the entire principal amount of (including premium, if any, on) (or, in the case of Discounted Securities, a lesser amount specified in your prospectus supplement) of all such Subordinated Debt Securities; and

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if specified in your prospectus supplement, any accrued but unpaid interest payments (including, if so specified, any deferred interest) thereon,

to be due and payable immediately. This is called an acceleration of the maturity. If the maturity of any Subordinated Debt Securities has been accelerated, but a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of the affected series may, under certain circumstances, cancel the acceleration.
Unless otherwise indicated in your prospectus supplement, no event or circumstance relating to our payment obligations on a series of Subordinated Debt Securities, including any failure or inability on our part to make such payments when due and payable, will constitute an “event of default” or permit the subordinated trustee or any holders thereof to accelerate the maturity of the Subordinated Debt Securities of that series in the manner discussed above. Your prospectus supplement will specify whether one or more events of default apply to the Subordinated Debt Securities to which it relates and describe those events of default, if any.
Events or circumstances relating to our payment obligations on any series of Subordinated Debt Securities that may permit the subordinated trustee to exercise remedies against us will be referred to in the related prospectus supplement using a term or terms other than “event of default”. In general, we expect that such events or circumstances will fall into one of two categories:
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those which may, if specified conditions are met, permit the subordinated trustee to commence a proceeding in England and Wales (but not elsewhere) for our winding up and/or a proceeding for the collection of the sums due and unpaid; or

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those which may, if specified conditions are met, permit the subordinated trustee to commence a proceeding in England and Wales (but not elsewhere) for our winding up, but to exercise no other legal remedy.

In this prospectus, we refer to the first type of event or circumstance as a “default” and to the second type of event or circumstance as a “solvency event”. We may use different terms to describe defaults and solvency events in your prospectus supplement, including, in the case of defaults, “payment defaults”, “dated security defaults”, “perpetual security defaults”, “capital defaults” or “capital security defaults”, or other like terms, and, in the case of solvency events, “payment events”, “capital events” or “subordinated capital events”, or other like terms.
Your prospectus supplement will specify whether one more defaults or solvency events apply to the Subordinated Debt Securities to which it relates and describe those defaults and/or solvency events, if any, as well as the remedies available following the occurrence thereof.
Notwithstanding the above, it will not be a default or solvency event in respect of a series of Subordinated Debt Securities if a payment of principal or interest is not made:
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in order to comply with a statute, regulation or order of any court of competent jurisdiction; or

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where there is doubt as to the validity or applicability of any such statute, regulation or order, if we act on the advice given to us and to the subordinated trustee, in the form of a legal opinion acceptable to the subordinated trustee.

In the second case, however, the subordinated trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises that the action is appropriate and reasonable. In this case, we will proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any statute, regulation or order then the payment shall become due and payable immediately after the subordinated trustee gives us written notice informing it of the determination.
In addition, your prospectus supplement will describe the manner in and the extent to which proceedings may be instituted or other actions taken to enforce any of our “performance obligations” in respect of any series of Subordinated Debt Securities or the subordinated indenture if we fail to perform or observe such performance obligations for a specified period of time; provided that we shall not as a consequence of any such proceedings or other actions be obliged to pay any sum or sums representing or measured by reference to the principal or interest in respect of the Subordinated Debt Securities of the applicable series sooner than the same would otherwise have been due and payable. When we refer to “performance obligations” in this context, we mean any of our obligations or covenants under the applicable series of Subordinated Debt Securities or the subordinated indenture other than any obligation or covenant (i) with respect to the payment of any principal or interest on the Subordinated Debt Securities of such series or (ii) which has expressly been included in the subordinated indenture solely for the benefit of Subordinated Debt Securities other than the Subordinated Debt Securities of such series, for a specified period of time. Your prospectus supplement will also specify any notifications or other steps that may be required before any proceedings may be instituted or other actions taken, as well as any other applicable limitations on remedies, in respect of Subordinated Debt Securities of the applicable series.
If an event of default, default, solvency event or breach of a performance obligation occurs, the subordinated trustee will have certain additional duties. In those situations, the subordinated trustee will be obligated to use its rights and powers under the subordinated indenture, and to use the same degree of care and skill in its exercise of the rights and powers vested in it by the subordinated indenture, as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request of any holder of Subordinated Debt Securities, unless such holder shall have offered to the subordinated trustee indemnity and/or security satisfactory to the subordinated trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. Subject to these subordinated indenture provisions for the indemnification of the subordinated trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series will, subject to certain limitations, have the right to direct the time, method and place of conducting any proceeding seeking any remedy available to the subordinated trustee.
Unless the applicable prospectus supplement provides otherwise, before holders are allowed to bypass the subordinated trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the Subordinated Debt Securities, all of the following must generally occur:
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such holders must give the subordinated trustee written notice that an event of default, default or solvency event or breach of a performance obligation has occurred, and such event of default, default, solvency event or breach of a performance obligation must not have been cured or waived;

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holders of at least 25% of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series must make a written request that the subordinated trustee take action because of the event of default, default, solvency event or breach of a performance obligation and they or other holders must offer to the subordinated trustee indemnity and/or security satisfactory to the subordinated trustee against the cost and other liabilities of taking that action;

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the subordinated trustee must not have taken action for 60 days after the above steps have been taken; and

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during those 60 days, the holders of a majority of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series must not have given the subordinated trustee directions that are inconsistent with the written request of the holders of at least 25% of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series.

Notwithstanding these limitations, nothing will impair the right of a holder of the Subordinated Debt Securities to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on such Subordinated Debt Securities on or after the respective stated maturities, if any, thereof, or on the date any such payment is otherwise due and payable as provided in the subordinated indenture or the Subordinated Debt Securities.
In the event, however, that payment of the principal of (and premium, if any, on) and interest, if any, on any series of Subordinated Debt Securities is deferred or cancelled in accordance with any deferral or cancellation provisions described in your prospectus supplement, such amounts will not be due and payable, and we will not have to make the relevant payments, on the dates that such amounts would otherwise have been due and payable.
The subordinated trustee will, within 90 days of an event of default, default, solvency event or breach of a performance obligation with respect to Subordinated Debt Securities of any series, give to each holder of the Subordinated Debt Securities of the affected series notice of any such event of default, default or solvency event it knows about, unless such event of default, default or solvency event has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected Subordinated Debt Securities, the subordinated trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.
No Set-off or Counterclaim
By acceptance of the Subordinated Debt Securities, holders of the Subordinated Debt Securities and the subordinated trustee, on behalf of such holders, will be deemed to have waived any right of set-off or counterclaim that such holders might otherwise have against us whether prior to or in any bankruptcy or winding up. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of Subordinated Debt Securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.
We Will Give the Subordinated Trustee Information about Defaults Annually
We will furnish the subordinated trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the subordinated trustee with written notice within five days of our becoming aware of any event of default, or event that could mature into an event of default, under the subordinated indenture.
Waivers of Certain Defaults
The holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of a particular affected series may generally also waive any events of default, defaults, solvency events and breaches of performance obligations. If this happens, the relevant event of default, default, solvency event or breach of performance obligations will be treated as if it had not occurred. No one, however, can waive defaults by us in the payment of the principal of (and premium, if any, on) and interest, if any, on any such Subordinated Debt Securities or in respect of a covenant or a provision that under the subordinated indenture (together with any related amendments or supplements thereto) cannot be modified or amended without the consent of each holder of the outstanding Subordinated Debt Securities of such a series.
Consolidation, Merger and Sale or Lease of Assets
Unless otherwise indicated in your prospectus supplement, we may, without the consent of the holders of any Subordinated Debt Securities, consolidate with or merge into or transfer or lease our properties and assets substantially as an entirety, provided, however, that any successor corporation formed by any such consolidation or merger or any such transferee or lessee of our assets is a corporation or other person organized and validly existing under the laws of a member country of the Organisation for Economic Co-operation and Development that assumes our obligations on the Subordinated Debt Securities and the subordinated indenture, and a number of other conditions are met.
Note that any such conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the securities or assets or another entity, any transaction that involves a change of control of Prudential but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.
Modifications
Under certain circumstances, we can make changes to the subordinated indenture and the Subordinated Debt Securities. The following three types of changes are possible.

Changes Requiring Approval by each Holder
The first type of change comprises changes that cannot be made without the specific approval of each holder of each affected series of Subordinated Debt Securities. Unless your prospectus supplement provides otherwise, these include changes that:
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change the stated maturity of the principal or any interest on any Subordinated Debt Security;

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add a stated maturity to perpetual Subordinated Debt Securities with no stated maturity;

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reduce the rate or amount of any interest;

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reduce the principal or any premium payable on redemption;

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change redemption dates to the detriment of any holder;

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change the place of payment;

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change the right of holders to waive an existing default by majority vote;

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impair the right to sue for payment;

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reduce the percentage of holders who must consent to a waiver or amendment of the subordinated indenture or the waiver of defaults;

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modify the provisions of the subordinated indenture with respect to the subordination of the Subordinated Debt Securities in a manner adverse to any holder; and

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make any change to the list of changes that requires the approval of each holder, including the foregoing.

Changes Requiring 50% Approval
The second type of change comprises changes that require approval by the holders of at least 50% of the aggregate principal amount of the outstanding Subordinated Debt Securities of each affected series. Most changes fall into this category, except for those described under “— Changes Requiring Approval by each Holder” above and “— Changes Not Requiring Approval” below.
Changes Not Requiring Approval
The third type of change does not require any approval by holders of Subordinated Debt Securities. This type is generally limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. We may, however, be permitted to materially vary the terms of the Subordinated Debt Securities without any requirement for the consent or approval of any holder in certain circumstances. If we have such an option, your prospectus supplement will include the relevant terms and conditions applicable thereto.
HKIA Approvals
In addition to the foregoing, a variation in the terms and conditions of the Subordinated Debt Securities of any series, which may include modifications relating to the status, subordination, redemption, repurchase, events of default, defaults or solvency events, with respect to such Subordinated Debt Securities, may require prior notice of the proposed modification to, and the consent or approval (including consent in the form of the grant of a waiver) of, the HKIA.
Waivers of Certain Covenants
Our obligations to comply with certain restrictive covenants in the subordinated indenture pertaining to corporate existence and maintenance of certain agencies may be waived by holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of each affected series. See also the discussion in “— Defaults, Remedies and Waivers of Default — Waivers of Certain Defaults” with respect to the ability of holders to waive events of default, defaults, solvency events and breaches of performance obligations.

Further Issuances
We may from time to time, without notice to or the consent of the holders of the outstanding Subordinated Debt Securities of a series, create and issue under the applicable indenture (together with any related amendments or supplements thereto) further Subordinated Debt Securities of such series ranking pari passu with such outstanding Subordinated Debt Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Subordinated Debt Securities or except for the first payment of interest following the issue date of such further Subordinated Debt Securities) and so that any further Subordinated Debt Securities of such series shall be consolidated and form a single series with the outstanding Subordinated Debt Securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding Subordinated Debt Securities.
Notices
Notices to holders of Subordinated Debt Securities in registered form will be given by mail to the addresses of such holders as they appear in the security register, or, in the case of Subordinated Debt Securities held by a depositary, in accordance with the applicable procedures of the depositary, or in any other permitted manner specified in your prospectus supplement.
Title
We, the subordinated trustee and any of our agents or any agents of the subordinated trustee may treat the registered owner of any Subordinated Debt Security in registered form as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.
Consent to Service; Jurisdiction
We have appointed Jackson National Life Insurance Company at 1 Corporate Way, Lansing, Michigan 48951, as our authorized agent for service of process in any suit or proceeding to which we are party arising out of or relating to the Subordinated Debt Securities or the subordinated indenture that may be instituted in any federal or state court in the Borough of Manhattan in New York City and have submitted to the jurisdiction of those courts. Notwithstanding the foregoing, actions relating to the Subordinated Debt Securities or the subordinated indenture may (subject to the limitations on enforcement described in this prospectus and, if applicable, in your prospectus supplement) be instituted by the holder of any Subordinated Debt Security in any competent court in England and Wales.
Governing Law
The subordination provisions in the subordinated indenture and with respect to the Subordinated Debt Securities will be governed by and construed in accordance with English law, with the intention that such provisions be given full effect in any insolvency proceeding relating to us in England and Wales. All other provisions in the subordinated indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF THE PREFERENCE SHARES
The following is a summary of the general terms of the preference shares of any series that may be offered pursuant to this prospectus, including any preference shares that may be issuable upon conversion or exchange of a class of Subordinated Debt Securities (any such preference shares, the “Preference Shares”). The Preference Shares will be offered in the form of American depositary shares (“ADSs”). The general terms of a particular series of Preference Shares will be summarized in the prospectus supplement relating to the series of Preference Shares or the Subordinated Debt Securities that are convertible or exchangeable into Preference Shares of that series. The general terms of a particular series of Preference Shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. This summary does not purport to be complete and is subject to, and qualified by, our Articles and any resolutions passed by our board of directors or a committee thereof in connection with an issuance of Preference Shares. A copy of the Articles has been filed as an exhibit to the registration statement and copies of the relevant resolutions will be filed in connection with the applicable prospectus supplement. Currently, we do not have outstanding any series of Preference Shares.
General
Under our Articles, our board of directors or a committee authorized by it can authorize the issuance of one or more series of Preference Shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit, including dollar-denominated Preference Shares with a nominal value of $0.01 per share (the “dollar Preference Shares”), pounds sterling-denominated Preference Shares with a nominal value of £0.01 per share (the “sterling Preference Shares”) or euro-denominated Preference Shares with a nominal value of A0.01 per share (the “euro Preference Shares”), subject to the limitations set out in our Articles. For each Preference Share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value in general will be credited to our share premium account.
Unless otherwise provided in the applicable prospectus supplement, the Preference Shares of a series will be dollar Preference Shares with a nominal value per share, dividend rights, redemption price and liquidation value per share stated in U.S. dollar-denominated terms, and will be issued only in fully paid form.
Unless otherwise provided in the applicable prospectus supplement, the Preference Shares of any series will initially be issued in bearer form and deposited with Citibank, N.A. (the “depositary bank”), against the issuance of ADSs, upon receipt of payment for the Preference Shares. The Preference Shares of a particular series deposited under the deposit agreement will be represented by ADSs of a corresponding series. Preference Shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the Preference Shares of that series. Preference Shares of each series that are withdrawn from deposit will be transferable separately. See “Description of the American Depositary Shares.”
The holder may transfer title to Preference Shares of any series in registered form only by transfer and registration on the register for the Preference Shares of the relevant series. Preference Shares of any series in registered form may not be exchanged, in whole or in part, for Preference Shares of the series in bearer form. The registration of transfer of Preference Shares of any series may be made only on the register for the Preference Shares of the series kept by the registrar at its office in the United Kingdom. See “— Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. English law does not currently limit the right of non-resident or foreign owners to acquire freely Preference Shares of any series or, when entitled to vote Preference Shares of a particular series, vote freely the Preference Shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of Preference Shares of any series.
The Preference Shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the Preference Shares of a particular series states otherwise. The holder of the Preference Shares should pay particular attention to the following specific terms relating to his or her particular series of shares, including:
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the designation of the Preference Shares of the series and number of shares offered in the form of ADSs;

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the liquidation value per share of the Preference Shares of the series;

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the price at which the Preference Shares of the series will be issued;

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the dividend rate (or method of calculation of the dividend), if any, and the dates on which dividends, if any, will be payable;

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any redemption provisions; and

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any other rights, preferences, privileges, limitations and restrictions related to the Preference Shares of the series.

Dividends
If specified in the prospectus supplement relating to the series, holders of the Preference Shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution (which will be determined in accordance with the Articles and the Companies Act 2006) on the dates and at the rates or amounts stated, or as specified by the method of determining such dates, rates or amounts described in the prospectus supplement relating to that series.
The prospectus supplement relating to each series of Preference Shares in respect of which dividends are payable (or, in the case of Subordinated Debt Securities convertible or exchangeable into such Preference Shares, the prospectus supplement relating to such Subordinated Debt Securities) shall designate whether dividends on the Preference Shares to be issued, either directly or upon conversion or exchange, are cumulative or non-cumulative.
Unless the prospectus supplement relating to the Preference Shares of a particular series in respect of which dividends are payable states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the Preference Shares of the series and the dividends on any other shares that have an equal right to dividends as the Preference Shares of that series, we are required first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the Preference Shares, and second, to pay dividends on the Preference Shares of the series and any other shares ranking equally with the Preference Shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and, in the event that we issue cumulative Preference Shares, any arrears on past cumulative dividends on any shares ranking equally in the right to dividends with the Preference Shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.
The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. Unless the prospectus supplement relating to the Preference Shares of a particular series in respect of which dividends are payable states otherwise, the dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.
In the case of Preference Shares of any series in respect of which dividends are payable that we designate as non-cumulative, if a dividend, or a portion of it, on the Preference Shares of such series is not required to be paid and is not paid on the relevant date scheduled for payment, then holders of Preference Shares of such series will lose the right they had to a dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the Preference Shares of such series are paid for any future dividend period.
We will fix a date to pay dividends on the Preference Shares of any series in respect of which dividends are payable to the record holders who are listed on the register as the holders of the Preference Shares on the relevant record date. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a U.S. dollar check drawn on a bank in London or New York City and mailed to the holder at the address that appears on the register for the Preference Shares. If the date we have scheduled to pay dividends on the Preference Shares of any series is not a day on which banks in London and New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of ADSs, see “Description of the American Depositary Shares — Dividends and Distributions.”
Unless the prospectus supplement relating to the Preference Shares of a particular series in respect of which dividends are payable states otherwise, if we have not paid the dividend payable, if any, on our Preference Shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted to declare or pay dividends or distributions on any class of our shares ranking junior to, or pari passu with, in the right to dividends our Preference Shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends payable, if any, on our Preference Shares of such series and those ranking equally as to dividends with the Preference Shares of such series for the same dividend period or for such other additional periods as may be specified in the prospectus supplement relating to the Preference Shares of that series.
Except as provided in this prospectus and in the prospectus supplement relating to the Preference Shares of a particular series, the holders of the Preference Shares of any series do not have the right to share in our profits.
Liquidation Rights
On a return of capital on a winding up or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the Preference Shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar Preference Shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking equal to or in priority to the series will be entitled to receive payment in U.S. dollars out of any assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking below the Preference Shares of the series. Preference Shareholders will be entitled to a payment equal to the amount paid up (or credited as paid up) on each Preference Share together with any premium on such share as may be determined in accordance with the prospectus supplement relating to such Preference Share plus, in the case of any series of cumulative Preference Shares, if any, accrued dividends unless there are insufficient assets available for distribution in which case Preference Shareholders will be entitled to share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. Preference Shareholders will have no further right to participate in a return of capital.
Redemption and Purchase
Unless the relevant prospectus supplement specifies otherwise and subject to the Companies Act 2006, we will have the right, at our option, to redeem the whole or any part of any series of Preference Shares at certain times determined in accordance with our Articles and specified in the relevant prospectus supplement. In respect of each dollar Preference Share redeemed, we shall pay in U.S. dollars the aggregate of the nominal value of such Preference Share and any premium credited as paid up on such share at the time it was issued, together with accrued dividends as at the date of redemption and a redemption premium calculated pursuant to a formula set forth in the applicable prospectus supplement, which formula shall be chosen by us from among several possible formulas set forth in our Articles.
If we wish to redeem Preference Shares of any series, we must provide notice to the depositary bank and each record holder of the Preference Shares to be redeemed, at least 60 days prior to the date fixed for redemption. The notice of redemption must state:
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the redemption date,

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the particular Preference Shares to be redeemed,

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the redemption price (including, in the case of any series of cumulative Preference Shares, if any, details of any accrued dividends to be included and stating that dividends on the Preference Shares will cease to accrue on redemption), and

•
the place or places where documents of title relating to the Preference Shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the Preference Shares due for redemption, if any, will cease accruing on the relevant redemption date. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a U.S. dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or New York City. The holder of the Preference Shares to be redeemed must deliver to us the relevant share certificates at the place specified in the notice of redemption. In the event that any date on which any payment relating to the redemption of Preference Shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment payable in these circumstances. Preference Shares will only be treated as redeemed when, and dividends, if any, will continue to accrue until, all redemption payments together with all accrued dividends have been paid. For information regarding redemption of Preference Shares represented by ADSs, see “Description of the American Depositary Shares — Redemption.”
We may, unless the relevant prospectus supplement specifies otherwise, at any time purchase outstanding Preference Shares of any series in the open market, by tender to all holders of Preference Shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles, applicable law (including the Companies Act 2006 and U.S. federal securities laws) and applicable regulations of the FCA. Any Preference Shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding.
Voting Rights
The holders of the Preference Shares having a registered address within the United Kingdom will be entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as otherwise set forth in the prospectus supplement relating to any particular series of Preference Shares.
Holders of the Preference Shares may have the right to vote separately as a class in the circumstances described below under the heading “ — Variation of Rights.”
Variation of Rights
The rights, preferences or restrictions attached to the Preference Shares may be varied by the consent in writing of the holders of at least three-quarters of the Preference Shares of all series in issue or by the sanction of a special resolution passed at a separate general meeting of the holders of Preference Shares as a single class regardless of series.
The rights, preferences or restrictions of any particular series of Preference Shares may be varied on a different basis to other series of Preference Shares by the consent in writing of the holders of at least three-quarters of the Preference Shares of that particular series or by the sanction of a special resolution passed at a separate general meeting of the holders of Preference Shares of that series.
We may create or issue any shares of any class, or any securities convertible or exchangeable into shares of any class, that rank equally with the Preference Shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the Preference Shares, without the rights of the Preference Shares of any series being deemed to be varied or abrogated.
The rights attached to the Preference Shares will not be deemed to be varied or abrogated by any purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such Preference Shares.
Registrar and Paying Agent
Our registrar, Equiniti, presently located at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom, will act as registrar and paying agent for the Preference Shares of each series.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES
Citibank, N.A. (“Citibank”) has agreed to act as the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, 14th Floor, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London, located at Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB.
We appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-117706 when retrieving such copy.
This is a summary description of the material terms of the ADSs and of the material rights of an owner of ADSs. Summaries by their nature lack the precision of the information summarized, and a holder’s rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.
Each ADS represents the right to receive one Preference Share on deposit with the custodian. An ADS will also represent the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound by its terms and by the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an owner of ADSs you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Preference Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and the Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the ”holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
Dividends and Distributions
As a holder, you generally have the right to receive the distributions, if any, that we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the Custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.
Distributions of Shares
Whenever we make a free distribution of Preference Shares for the securities on deposit with the custodian, we will deposit the applicable number of Preference Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Preference Shares deposited or modify the ADS-to-Preference Shares ratio, in which case each ADS you hold will represent rights and interests in the additional Preference Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-Preference Shares ratio upon a distribution of Preference Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Preference Shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Preference Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distribution of Rights
Whenever we intend to distribute rights to purchase additional Preference Shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Preference Shares other than in the form of ADSs.
The depositary bank will not distribute the rights to you if:
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we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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we fail to deliver satisfactory documents to the depositary bank; or

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it is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to you only if it is reasonably practical and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash of additional ADSs, depending on what a shareholder in England would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, Preference Shares or rights to purchase additional Preference Shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to you and will sell the property if:
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we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

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we do not deliver satisfactory documents to the depositary bank; or

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the depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will mail notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Preference Shares
The Preference Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such Preference Shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Preference Shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Preference Shares
The depositary bank may create ADSs on your behalf if you or your broker deposit Preference Shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Preference Shares to the custodian. Your ability to deposit Preference Shares and receive ADSs may be limited by legal considerations in the United States and England and Wales applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Preference Shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.
When you make a deposit of Preference Shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:
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the Preference Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

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all preemptive (and similar) rights, if any, with respect to such Preference Shares have been validly waived or exercised;

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you are duly authorized to deposit the Preference Shares;

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the Preference Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

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the Preference Shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfer of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:
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ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

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provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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provide any transfer stamps required by the State of New York or the United States; and

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pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Preference Shares at the custodian’s offices. Your ability to withdraw the Preference Shares may be limited by U.S. and English and Welsh considerations applicable at the time of withdrawal. In order to withdraw the Preference Shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Preference Shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once cancelled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Preference Shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
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temporary delays that may arise because (i) the transfer books for the Preference Shares or ADSs are closed, or (ii) Preference Shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

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obligations to pay fees, taxes and similar charges; and

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restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Preference Shares represented by your ADSs. The voting rights of holders of Preference Shares are described in “Description of the Preference Shares — Voting Rights”.
At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by the ADSs.
If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder’s ADSs in accordance with such voting instructions.
Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.
Fees and Charges
As an ADS holder, you will be required to pay the following service fees to the depositary bank:
Service	Fees
• Issuance of ADSs	Up to U.S. 5¢ per ADS issued
• Cancellation of ADSs	Up to U.S. 5¢ per ADS cancelled
• Exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS issued
• Distribution of cash dividends	Up to U.S. 2¢ per ADS held

Service	Fees
• Distribution of ADSs pursuant to stock dividend or other free stock distributions	Up to U.S. 5¢ per ADS issued
• Distributions of cash proceeds (i.e., upon sale of rights or other entitlements)	Up to U.S. 2¢ per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to U.S. 5¢ per share (or share equivalent) distributed
• Annual Depositary Services Fee	Annually up to U.S. 2¢ per ADS held at the end of each calendar year, except to the extent of any cash dividend fee(s) charged during such calendar year
As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:
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fees for the transfer and registration of Preference Shares charged by the registrar and transfer agent for the Preference Shares in England (i.e., upon deposit and withdrawal of Preference Shares);

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expenses incurred for converting foreign currency into U.S. dollars;

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expenses for the cable, telex and fax transmissions for delivery of securities;

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taxes and duties upon the transfer of securities (i.e., when Preference Shares are deposited or withdrawn from deposit); and

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fees and expenses incurred in connection with the delivery or servicing of Preference Shares on deposit.

We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Preference Shares represented by your ADSs (except as required by law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination.
Upon termination, the following will occur under the deposit agreement:
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for a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the Preference Shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those Preference Shares on the same terms as prior to the termination. During such six-month period the depositary bank will continue to collect all distributions received on the Preference Shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs; and

•
after the expiration of such six months’ period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:
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we and the depositary bank are obligated only to take the actions specifically stated in the depositary agreement without negligence or bad faith;

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the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;

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the depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Preference Shares, for the validity or worth of the Preference Shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

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we and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;

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we and the depositary bank disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Memorandum and Articles, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control;
•
we and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Memorandum and Articles or in any provisions of securities on deposit;

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we and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Preference Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

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we and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Preference Shares but is not, under the terms of the deposit agreement, made available to you;

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we and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties; and

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we and the depositary bank also disclaim any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions
The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of Preference Shares or release Preference Shares before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the       custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
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convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•
distribute the foreign currency to holders for whom the distribution is lawful and practical; or

•
hold the foreign currency (without liability for interest) for the applicable holders.

GLOBAL SECURITIES
What is a Global Security?
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as, for example, Subordinated Debt Securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether the securities to which it relates are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.”
As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security. If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Depositary Arrangements
The Senior Debt Securities of a series and the Subordinated Debt Securities of a series may be represented in whole or in part by one or more global securities that will be registered in the name of, or in the name of a nominee of, and deposited with, or on behalf of, DTC or a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream Luxembourg”) (the “depositary”). Global securities will be issued in registered form unless your prospectus supplement provides otherwise. Unless and until it is exchanged for securities in definitive form, any such global security may not be transferred except as a whole by the relevant depositary to its nominee, or vice versa, or by a nominee to another nominee of such depositary or, in either case, to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to a series of Senior Debt Securities and Subordinated Debt Securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such global security. Such accounts shall be designated by the underwriters, dealers or agents with respect to the Senior Debt Securities or Subordinated Debt Securities, or by us if we offer and sell the Senior Debt Securities or Subordinated Debt Securities directly. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security or its nominee (such persons, “participants”) or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such global security and on the records of participants (with respect to interests of persons who hold interests through participants).
So long as the relevant depositary, or its nominee, is the registered owner of such global security, it will be considered the sole owner or holder of the relevant Senior Debt Securities and/or Subordinated Debt Securities represented by such global security for all purposes under the senior indenture and/or subordinated indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities of such series in definitive form and will not be considered the owners or holders thereof. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an event of default under the Senior Debt Securities or an event of default, default or solvency event under the Subordinated Debt Securities, unless and until securities in definitive form are issued, owners of beneficial interests in global securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.
Any payments of principal, interest or premium on Senior Debt Securities or Subordinated Debt Securities registered in the name of a depositary or its nominee will be made to it as the registered owner of the global security representing such securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, interest or premium, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities in “street name,” and will be the responsibility of such participants.
Special Investor Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. As discussed above, we do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
Investors holding indirect interests in global securities should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be set forth in your prospectus supplement;

•
the laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a global security;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•
an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form or as may be described in your prospectus supplement;

•
in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the applicable trustee and other agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the applicable trustee and other agents also do not supervise the depositary in any way;

•
the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We, the applicable trustee and the other agents do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
If a depositary for a global security in respect of a series of Senior Debt Securities or Subordinated Debt Securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any Senior Debt Securities or Subordinated Debt Securities when due, and the applicable trustee has received notice from the registered owner of such global security requesting the exchange of a specified amount of such Senior Debt Securities or Subordinated Debt Securities for securities in definitive form, we will issue registered securities in respect of the Senior Debt Securities or Subordinated Debt Securities of such series in definitive form in exchange for the global security representing such series of Senior Debt Securities or Subordinated Debt Securities.
We may also at any time and in our sole discretion determine that the Senior Debt Securities or Subordinated Debt Securities of any series represented by one or more global securities shall no longer be represented by such global security or securities. In such event, we will issue registered securities in respect of the Senior Debt Securities or Subordinated Debt Securities of such series in definitive form. Further, if we so specify with respect to the Senior Debt Securities or Subordinated Debt Securities of a series, you may, on terms acceptable to us and the depositary for such global security, receive registered securities of such series in definitive form.
In any such instance, you will be entitled to physical delivery in definitive form of registered securities of the series of Senior Debt Securities or Subordinated Debt Securities represented by such global security, equal in principal amount to your beneficial interest, and to have such securities registered in your name.
Senior Debt Securities or Subordinated Debt Securities of any series so issued in definitive form will only be issued as registered securities in authorized minimum denominations and bearing any applicable restrictive legend. We believe that, for holders resident in the United States for tax purposes, there should be no tax consequences associated with an exchange of registered securities in global form for registered securities in definitive form.
If we issue Senior Debt Securities or Subordinated Debt Securities in definitive form in exchange for a particular global security, the relevant depositary, as holder of that global security, will surrender it against receipt of the Senior Debt Securities or Subordinated Debt Securities in definitive form, cancel the book-entry Senior Debt Securities or Subordinated Debt Securities of that series, and distribute through DTC, Euroclear or Clearstream, as the case may be, the Senior Debt Securities or Subordinated Debt Securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.
To the extent permitted by law, we, the applicable trustees, paying agents or security registrars shall be entitled to treat the person in whose name any Senior Debt Security or Subordinated Debt Security in definitive form is registered as the absolute owner. Payments in respect of a Senior Debt Security or Subordinated Debt Security in definitive form will be made to the person in whose name the definitive Senior Debt Security or Subordinated Debt Security is registered as it appears in the register for that series. They will be made by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. In the event of a redemption, Senior Debt Securities or Subordinated Debt Securities issued in definitive form should be presented to the applicable paying agent for redemption.
Holders of Senior Debt Securities or Subordinated Debt Securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the Senior Debt Securities or Subordinated Debt Securities, including upon the occurrence of an event of default under the Senior Debt Securities or an event of default, default or solvency event under the Subordinated Debt Securities, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.
Securities in registered form may be broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” Senior Debt Securities or Subordinated Debt Securities of any series issued in definitive form will be exchangeable for other Senior Debt Securities or Subordinated Debt Securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A Senior Debt Security or Subordinated Debt Security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the senior trustee and the subordinated trustee as the security registrars under the relevant indentures. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.
If the Senior Debt Securities of a series or the Subordinated Debt Securities of a series are redeemed in part, we will not be required to:
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issue, register the transfer of or exchange the securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•
register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

CLEARANCE AND SETTLEMENT
Senior Debt Securities or Subordinated Debt Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, Clearstream and Euroclear. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross- market transfers and the debt securities will be cleared and settled on a delivery against payment basis.
Global securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement. The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to the investor’s interest in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.
The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors’ interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems
DTC
DTC has advised us as follows:
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DTC is:

(a)
a limited — purpose trust company organized under New York Banking Law,

(b)
a “banking corporation” within the meaning of New York Banking Law,

(c)
a member of the Federal Reserve System,

(d)
a “clearing corporation” within the meaning of the Uniform Commercial Code and

(e)
a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

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Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

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Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

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The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream
Clearstream has advised us as follows:
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Clearstream is a duly licensed bank organized as a soci´et´e anonyme incorporated under the laws of the Grand Duchy of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

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Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

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Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

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Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear
Euroclear has advised us as follows:
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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (Autorit´e des Services et March´es Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•
Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•
Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

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Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

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Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

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All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

•
Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Other Clearing Systems
We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures — DTC
DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Euroclear and Clearstream
We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.
Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
Secondary market trading of the debt securities between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S.dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Euroclear and/or Clearstream Accountholders
We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.
Trading between a DTC Seller and a Euroclear or Clearstream Purchaser
A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream accountholder. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment by the common depositary or free of payment.
The beneficial interests in the debt securities will be credited by DTC to the common depositary. Euroclear or Clearstream, as applicable, will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.
Euroclear or Clearstream accountholders will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, accountholders may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.
As an alternative, if Euroclear or Clearstream has extended a line of credit to them, accountholders can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream accountholders purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each accountholder’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the common depositary on behalf of Euroclear or Clearstream accountholders. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
TAXATION
Your prospectus supplement will include a description of the material tax consequences of acquiring, owning and disposing of the securities under U.S. federal and U.K. income tax laws.

PLAN OF DISTRIBUTION
We may sell the securities:
•
through underwriters,

•
through dealers,

•
through agents or

•
directly to purchasers.

The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters, any applicable commissions or discounts, and any securities exchanges on which the securities may be listed. The expenses we incur in connection with the issuance and distribution of the securities and the net proceeds to us will also be set forth in the prospectus supplement.
If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.
Securities may also be sold through agents that we designate from time to time, or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Prudential plc in the ordinary course of business.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be continued by the persons participating in the offering at any time.
In the event that securities of any series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for such securities.
LEGAL OPINIONS
Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Morgan, Lewis & Bockius UK LLP , London, England, our U.S. counsel, and by Slaughter and May, our English solicitors.
EXPERTS
The consolidated financial statements and condensed financial statement schedule of Prudential plc and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Prudential plc or any of the underwriters, dealers or agents. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Prudential plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Prudential plc
Senior Debt Securities
Subordinated Debt Securities
Preference Shares
American Depositary Shares
Prospectus
August 11, 2020